CREDIT AGREEMENT


                             among


                 GUARANTY NATIONAL CORPORATION
                          as Borrower,


                   THE LENDERS NAMED HEREIN,


                              and


                   FIRST UNION NATIONAL BANK
                       OF NORTH CAROLINA,
                            as Agent


        $110,000,000 Reducing Revolving Credit Facility


                   Dated as of June 2, 1995,

        As Amended and Restated as of December 16, 1996

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                       TABLE OF CONTENTS

                                                              Page


     RECITALS                                                   1

                           ARTICLE I
                          DEFINITIONS

     1.1.    Defined Terms                                              1
     1.2.    Accounting Terms                                          18
     1.3.    Other Terms; Construction.                                19

                           ARTICLE II
                 AMOUNT AND TERMS OF THE LOANS

     2.1.  The Loans                                                   19
     2.2.  Borrowings                                                  19
     2.3.  Notes                                                       21
     2.4.  Termination, Reduction of Commitments                       21
     2.5.  Payments; Voluntary, Mandatory                              22
     2.6.  Interest                                                    23
     2.7.  Fees.                                                       24
     2.8.  Interest Periods.                                           24
     2.9.  Conversions and Continuations                               25
    2.10.  Method of Payments; Computations                            26
    2.11.  Recovery of Payments                                        27
    2.12.  Use of Proceeds                                             28
    2.13.  Pro Rata Borrowings                                         28
    2.14.  Increased Costs; Change in Circumstances; Illegality; etc   28
    2.15.  Taxes                                                       30
    2.16.  Compensation                                                31
    2.17.  Replacement of Lenders                                      32
    2.18.  Sale and Assignment of Existing Loans                       32

                          ARTICLE III
           CONDITIONS OF EFFECTIVENESS AND BORROWING

     3.1.  Conditions of Loans under Original Credit Agreement         33
     3.2.  Conditions to Effectiveness of this Agreement               33
     3.3.  Conditions to All Loans                                     35
     3.4.  No Waiver of Conditions Precedent                           35

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                          ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

     4.1.  Corporate Organization and Power                            36
     4.2.  Authorization; Enforceability.                              36
     4.3.  No Violation.                                               36
     4.4.  Governmental Authorization; Permits.                        36
     4.5.  Litigation.                                                 37
     4.6.  Taxes.                                                      37
     4.7.  Subsidiaries.                                               37
     4.8.  Full Disclosure.                                            37
     4.9.  Margin Regulations.                                         38
    4.10.  Financial Matters.                                          38
    4.11.  Ownership of Properties.                                    39
    4.12.  Plans.                                                      40
    4.13.  Solvency.                                                   41
    4.14.  Environmental Matters.                                      41
    4.15.  Compliance With Laws.                                       42
    4.16.  Regulated Industries.                                       42
    4.17.  Reinsurance Agreements                                      42
    4.18.  Carried Insurance                                           42
    4.19.  Indebtedness                                                42

                         ARTICLE V
                      AFFIRMATIVE COVENANTS

     5.1.  Financial Statements.                                        43
     5.2.  Statutory Financial Statements.                              43
     5.3.  Other Business and Financial Information.                    44
     5.4.  Notice of Certain Events                                     45
     5.5.  Corporate Existence; Franchises; Maintenance of Properties.  46
     5.6.  Compliance with Laws                                         47
     5.7.  Payment of Obligations                                       47
     5.8.  Insurance.                                                   47
     5.9.  Maintenance of Books and Records; Inspection.                47
    5.10.  Dividends                                                    47
    5.11.  Ownership of Insurance Subsidiaries                          48
    5.12.  Further Assurances                                           48

                          ARTICLE VI
                      FINANCIAL COVENANTS

     6.1.  Consolidated Statutory Surplus                              48
     6.2.  Operating Leverage Ratio                                    48
     6.3.  Fixed Charge Coverage Ratio                                 48

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     6.4.  Risk-Based Capital                                          48
     6.5.  Consolidated Net Worth                                      49

                          ARTICLE VII
                       NEGATIVE COVENANTS

     7.1.  Merger, Consolidation                                       49
     7.2.  Indebtedness                                                49
     7.3.  Liens                                                       50
     7.4.  Disposition of Assets.                                      50
     7.5.  Investments                                                 50
     7.6.  Restricted Payments                                         51
     7.7.  Transactions with Affiliates                                52
     7.8.  Certain Amendments                                          52
     7.9.  Lines of Business                                           52
    7.10.  Limitation on Certain Restrictions                          52
    7.11.  Compliance of Plans.                                        52
    7.12.  Fiscal Year                                                 53
    7.13.  Accounting Changes.                                         53
    7.14.  Reinsurance Agreements.                                     53

                              ARTICLE VIII
                           EVENTS OF DEFAULT

     8.1. Events of Default                                            53
     8.2. Remedies: Termination of Commitments, Acceleration, etc.     56
     8.3. Remedies: Set-Off                                            56

                              ARTICLE IX
                              THE AGENT

     9.1. Appointment                                                  57
     9.2. Nature of Duties                                             57
     9.3. Absence of Reliance on the Agent                             57
     9.4. Certain Rights of the Agent                                  58
     9.5. Notice of Default                                            58
     9.6. Reliance by Agent                                            58
     9.7. Indemnification                                              59
     9.8. The Agent in its Individual Capacity                         59
     9.9. Holders                                                      59
    9.10. Successor Agent                                              59

                            ARTICLE X
                          MISCELLANEOUS

     10.1. Survival                                                   60
     10.2. Governing Law; Consent to Jurisdiction.                    60
     10.3. Waiver of Jury Trial                                       61
     10.4. Notices                                                    61
     10.5. Fees and Expenses.                                         62
     10.7. Amendments, Waivers, etc                                   63
     10.8. Assignments, Participations.                               64
     10.9. No Waiver                                                  66
    10.10. Successors and Assigns                                     66
    10.11. Severability                                               67
    10.12. Construction                                               67
    10.13. Entire Agreement                                           67
    10.14. Counterparts; Effectiveness                                67
    10.15. Confidentiality                                            67
    10.16. Effect of Amendment and Restatement                        68

                            ANNEXES

Annex 1    Provisions for Alternative Dispute Resolution
Annex 2    Sale and Assignment of Existing Loans


                            EXHIBITS

Exhibit A     Form of Note
Exhibit B-1   Form of Notice of Borrowing
Exhibit B-2   Form of Notice of Conversion/Continuation
Exhibit C     Form of Compliance Certificate
Exhibit D     Form of Assignment and Acceptance
Exhibit E     Form of Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C.


                           SCHEDULES

Schedule 1.1(a)     Liens
Schedule 4.4(a)     Consents, Approvals
Schedule 4.4(b)     Licenses
Schedule 4.7        Subsidiaries
Schedule 4.12(a)    Plans
Schedule 4.12(c)    Certain Welfare Plans
Schedule 4.17       Reinsurance Agreements
Schedule 4.18       Insurance Policies
Schedule 4.19       Indebtedness
Schedule 7.7        Agreements with Affiliates

              AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 16th day of December, 1996 (this "Agreement"), is made among GUARANTY NATIONAL CORPORATION, a Colorado corporation with its principal offices in Englewood, Colorado (the "Borrower"), the banks and financial institutions listed on the signature pages hereof or that become parties hereto after the date hereof (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association with its principal offices in Charlotte, North Carolina ("First Union"), as agent for the Lenders (in such capacity, the "Agent").

                            RECITALS

     A. The Borrower, certain banks and other financial institutions, Norwest Bank Colorado, National Association, as Funding Agent, and First Union, as Administrative Agent, are parties to a Credit Agreement, dated as of June 2, 1995 (as amended, the "Original Credit Agreement"), providing for the availability to the Borrower of a reducing revolving credit facility in the aggregate principal amount of $110,000,000 on the terms and subject to the conditions set forth therein. The proceeds of borrowings under the Original Credit Agreement were used to finance the acquisition of Viking Insurance Holdings, Inc. and to pay certain costs and expenses in connection therewith, to refinance certain existing indebtedness and for working capital and general corporate purposes.

     B. The Borrower has requested certain amendments to the Original Credit Agreement, and the Lenders and the Agent have agreed to make such amendments by amending and restating the Original Credit Agreement in its entirety on the terms and subject to the conditions hereinafter set forth.

                           AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree that, as of the Amendment Effective Date, the Original Credit Agreement shall be amended and restated in its entirety as follows:


                           ARTICLE I

                          DEFINITIONS

     1.1. Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may from time to time request the Agent to forward the proceeds of any Loans made hereunder.

     "Acquisition Agreement" shall mean the Stock Purchase
Agreement, dated as of April 26, 1995, between the Borrower and Talegen.

     "Actuarial Report" shall mean, with respect to any Insurance Subsidiary for any period, an actuarial review and valuation statement of, and opinion as to the adequacy of, such Insurance Subsidiary's loss and loss adjustment expense reserve positions as of the end of such period with respect to the insurance business then in force, and covering such other subjects as are customary in actuarial reviews and as may be requested by the Required Lenders, prepared by an independent actuarial firm acceptable to the Required Lenders in accordance with reasonable actuarial assumptions and procedures not inconsistent with the assumptions and procedures previously employed.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any Loan, a rate per annum equal to the LIBOR Rate plus the Applicable LIBOR Margin, each as in effect at such time.

     "Affiliate" shall mean, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, owns or controls, is controlled by or under common control with, such Person or is a director or officer of such Person. For purposes of this definition, with respect to any Person "control" shall mean (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of 10% or more of the outstanding voting securities of such Person.

     "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time.

     "Amendment Effective Date" shall mean the date on which all conditions precedent set forth in Section 3.2 have been satisfied or waived in accordance with the terms of this Agreement; provided that, unless the Borrower shall agree otherwise, the Amendment Effective Date shall not occur prior to December 16, 1996.

     "Applicable Commitment Fee Rate" shall mean, except as provided in the last sentence of the paragraph after the following matrix, a rate per annum as determined under the following matrix with reference to the Capitalization Ratio calculated as provided below:

      Capitalization Ratio         Applicable Commitment Fee Rate

Greater than or equal to 0.45 to 1.0           0.25%

Greater than or equal to 0.35 to 1.0
   but less than 0.45 to 1.0                   0.25%

Greater than or equal to 0.25 to 1.0
   but less than 0.35 to 1.0                   0.20%

     Less than 0.25 to 1.0                     0.175%

The Applicable Commitment Fee Rate shall be reset from time to time in accordance with the above matrix on the fifth (5th)
Business Day after delivery by the Borrower in accordance with

Sections 5.1(a) and (b) of financial statements together with a Compliance Certificate attaching a Rate Calculation Worksheet (reflecting the computation of the Capitalization Ratio as of the last day of the preceding fiscal quarter, beginning with the fiscal quarter ending December 31, 1996) that provides for a different Applicable Commitment Fee Rate than that then in effect. The Applicable Commitment Fee Rate shall be 0.20% at all times hereunder until the first effective date of any change in the Applicable Commitment Fee Rate under the matrix as provided above.

     "Applicable LIBOR Margin" shall mean, at any time with respect to any LIBOR Loan, except as provided in the last sentence of the paragraph after the following matrix, the applicable percentage as determined under the following matrix with reference to the Capitalization Ratio calculated as provided below:

                                     Pricing Level I   Pricing Level II
                                        Applicable        Applicable
   Capitalization Ratio                LIBOR Margin      LIBOR Margin

Greater than or equal to 0.45 to 1.0      0.875%             0.75%

Greater than or equal to 0.35 to 1.0
but less than 0.45 to 1.0                  0.65%             0.55%

Greater than or equal to 0.25 to 1.0
but less than 0.35 to 1.0                  0.55%             0.45%

Less than 0.25 to 1.0                      0.45%             0.375%

Pricing Level II shall apply at all times during which (i) Orion and its Subsidiaries collectively beneficially own securities of the Borrower representing 80% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors and, in addition, (ii) Orion has senior unsecured long-term publicly traded Indebtedness without third-party credit enhancement that is rated not lower than "BBB-" (or the then equivalent grade) by Standard & Poor's or not lower than "Baa3" (or the then equivalent grade) by Moody's; at all other times, Pricing Level I shall apply. The Applicable LIBOR Margin shall be reset from time to time in accordance with the above matrix on the fifth (5th) Business Day after delivery by the Borrower in accordance with Sections 5.1(a) and (b) of financial statements together with a Compliance Certificate attaching a Rate Calculation Worksheet (reflecting the computation of the Capitalization Ratio as of the last day of the preceding fiscal quarter, beginning with the fiscal quarter ending December 31,
1996) that provides for a different Applicable LIBOR Margin than that then in effect. The Applicable LIBOR Margin shall be 0.45% at all times hereunder until the first effective date of any change in the Applicable LIBOR Margin under the matrix as provided above.

     "Annual Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

     "Assignee" shall have the meaning given to such term in
Section 10.8(a).

     "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into between a Lender and an Assignee and accepted by the Agent and the Borrower, in substantially the form of Exhibit D.

     "Authorized Officer" shall mean any officer of the Borrower authorized by resolution of the board of directors of the Borrower to take the action specified herein with respect to such officer and whose signature and incumbency shall have been certified to the Agent by the secretary or an assistant secretary of the Borrower.

     "Available Dividend Amount" shall mean, with respect to any Insurance Subsidiary for any period of four consecutive fiscal quarters, the aggregate maximum amount of dividends that is or would be permitted by the Insurance Regulatory Authority of its jurisdiction of domicile, under applicable Requirements of Law (without the necessity of any consent, approval or other action of such Insurance Regulatory Authority), to be paid by such Insurance Subsidiary in respect of such four-quarter period as if such period were a fiscal year (whether or not any such dividends have actually been paid).

     "Bankruptcy Code" shall mean 11 U.S.C. section 101 et seq., as amended from time to time, and any successor statute.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) 0.5% per annum in excess of the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Base Rate.

     "Borrowing" shall mean the incurrence by the Borrower on a given date (including as a result of conversions or continuations of outstanding Loans pursuant to Section 2.9) of Loans under the Facility.

     "Borrowing Date" shall have the meaning given to such term in Section 2.2(a).

     "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and
(ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

     "Capitalization Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (i) Consolidated Indebtedness (excluding Indebtedness incurred pursuant to Investment Borrowings of the Borrower and its Subsidiaries, but only to the extent such Indebtedness is permitted under Section 7.2) as of such date to (ii) the sum of Consolidated Indebtedness (excluding Indebtedness incurred pursuant to Investment Borrowings of the Borrower and its Subsidiaries, but only to the extent such Indebtedness is permitted under Section 7.2) and Consolidated Net Worth, each as of such date.

     "Cash Equivalents" shall mean (i) securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within 180 days from the date of acquisition, (ii) securities issued by any state of the United States of America or any political subdivision or public instrumentality thereof, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A or the equivalent thereof by Standard & Poor's or at least A2 or the equivalent thereof by Moody's, (iii) commercial paper issued by any Person organized under the laws of the United States of America, maturing no more than 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's, (iv) time deposits and certificates of deposit that are insured by the Federal Deposit Insurance Corporation (the "FDIC") or any successor instrumentality of the government of the United States of America up to the applicable limit on insurance granted by the FDIC or such other instrumentality with respect to such instruments (it being understood that the amount invested in such instrument may not exceed the limit on such insurance), maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital and surplus of at least $250,000,000 and (v) money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

     "Change of Control" shall mean the occurrence of any of the following: (i) any Person or group of Persons acting in concert as a partnership or other group (other than Orion or any of its Subsidiaries or a group including Orion or any of its Subsidiaries) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of the Borrower representing 20% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (ii) the Borrower shall at any time no longer be subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act and, also at such time, Orion and its Subsidiaries shall collectively beneficially own securities of the Borrower representing less than 80% of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (iii) the board of directors of the Borrower shall cease to consist of a majority of the individuals who constituted the board of directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the board of directors of the Borrower as of the date hereof (or their replacements approved as herein required), and, also at such time, either (A) Orion and its Subsidiaries shall collectively beneficially own securities of the Borrower representing 50% or less of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, or (B) any Person or group of Persons acting in concert as a partnership or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the "beneficial owner" (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of Orion representing 20% or more of the combined voting power of the then outstanding securities of Orion ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

     "Combined Net Written Premiums" shall mean, at any time, the aggregate (without duplication) of Net Written Premiums of each Insurance Subsidiary at such time, after eliminating the effect thereupon of any transactions among the Insurance Subsidiaries.

     "Commitment" shall mean, with respect to any Lender at any time, the amount set forth under such Lender's name on its signature page hereto under the caption "Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to Section 10.8(b) as such Lender's "Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Compliance Certificate" shall mean a fully completed certificate in the form of Exhibit C.

     "Consolidated Indebtedness" shall mean, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Consolidated Investment Assets" shall mean, at any time, the aggregate of (i) cash and Cash Equivalents at such time and
(ii) the equity and non-equity securities owned by the Borrower or any of its Subsidiaries at such time and required to be classified as investment assets on the consolidated balance sheet of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Consolidated Net Income" shall mean, for any fiscal quarter, net income (or loss) for the Borrower and its Subsidiaries for such fiscal quarter, determined on a consolidated basis in accordance with Generally Accepted
Accounting Principles.

     "Consolidated Net Worth" shall mean, at any time, the net worth of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles but (i) excluding any preferred stock or other class of equity securities that, by its stated terms (or by the terms of any class of equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part, and (ii) without regard to the requirements of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

     "Consolidated Statutory Surplus" shall mean, with respect to GNIC and VICW at any time, the aggregate (without duplication) of the amounts shown on line 25, page 3, column 1 of the Annual Statement of each of GNIC and VICW, or the aggregate (without duplication) of the amounts determined in a consistent manner for any date other than a date as of which an Annual Statement of GNIC and VICW is prepared.

     "Consolidated Total Assets" shall mean, at any time, the aggregate (without duplication) of all assets of the Borrower and its Subsidiaries that are required to be included on the asset side of the consolidated balance sheet of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or
(d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that obligations entered into in the ordinary course of an Insurance Subsidiary's business under insurance policies or contracts issued by it or to which it is a party, including Reinsurance Agreements (and security posted by any such Insurance Subsidiary in the ordinary course of its business to secure obligations thereunder), shall not be deemed to be Contingent Obligations of the Borrower or any of its Subsidiaries for purposes of this Agreement. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

     "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit C.

     "Default" shall mean any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Affiliate" shall mean any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 of ERISA.

     "ERISA Event" shall mean (i) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan, (iii) the filing by the Borrower or any ERISA Affiliate of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate, a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA, (iv) a failure to make required contributions to a Qualified Plan or Multiemployer Plan by the applicable due date thereof, (v) the imposition upon the

Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, (vi) an application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Internal Revenue Code with respect to any Qualified Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate or (viii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary of any Qualified Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable (provided that each of the events described in clauses (v), (vii) and (viii) above shall be an "ERISA Event" only if the same would be reasonably likely to have a Material Adverse Effect).

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $5,000,000,000,
(ii) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of $5,000,000,000, provided that such bank or other financial institution is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in loans in the ordinary course of its business and having total assets in excess of $3,000,000,000 or (v) any Affiliate of an existing Lender.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any Subsidiary solely in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

     "Environmental Laws" shall mean, collectively, any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     "Event of Default" shall have the meaning given to such term in Section 8.1.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Existing Loans" shall have the meaning given to such term in Section 2.1(c).

     "Facility" shall mean the revolving line of credit established by the Lenders under Section 2.1(a).

     "Facility Expiry Date" shall mean April 15, 2002.

     "Facility Termination Date" shall mean the Facility Expiry
Date or such earlier date of termination of the Commitments in accordance with Section 2.4 or 8.2.

     "Federal Funds Rate" shall mean, for any period, a fluctuating per annum interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "Fee Letter" shall mean the letter from First Union to the Borrower, dated October 15, 1996, relating to the facility and administrative fees payable in respect of the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

     "Fixed Charge Coverage Ratio" shall mean, as of the last day of any period of four consecutive fiscal quarters (the "Measurement Period"), the ratio of (i) the sum of (A) the aggregate (without duplication) of the Available Dividend Amount of each Insurance Subsidiary directly owned by the Borrower or by Viking Holdings for the Measurement Period, plus (B) the aggregate of all management fees and lease payments paid to the Borrower by its Subsidiaries during the Measurement Period, plus
(C) the difference (whether positive or negative) between (1) the aggregate of all payments made to the Borrower by its Subsidiaries during the Measurement Period pursuant to tax sharing or tax allocation agreements or arrangements minus
(2) the aggregate of all tax payments (including payments to Orion pursuant to tax sharing or tax allocation agreements) made by the Borrower during the Measurement Period to (ii) the aggregate (without duplication) of all lease payments and scheduled payments of principal (to the extent such principal remains outstanding) and interest (based on interest rates in effect as of the date of determination) in respect of Indebtedness reasonably determined by the Borrower (and as set forth in the relevant Covenant Compliance Worksheet) to be required to be made by the Borrower and its Subsidiaries during the period of four consecutive fiscal quarters immediately following the Measurement Period. For the sake of clarity, it is understood that prepayments of Indebtedness made during any Measurement Period shall not be taken into account in the calculation under clause (i) above for such Measurement Period.

     "GNIC" shall mean Guaranty National Insurance Company, a
Colorado corporation.

     "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as set forth in the opinions and pronouncements of the Accounting Pronouncements Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) or in such other statements by such entities as may be in general use by significant segments of the accounting profession, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Financial Statements and containing disclosure of the effect on the financial position or results of operations of any material change in the application of accounting principles and practices during the relevant reporting period.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Substances" shall mean any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (ii) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous,
(iii) the presence of which require investigation or response under any Environmental Law, (iv) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (v) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "Historical Financial Statements" shall have the meaning given to such term in Section 4.10(a).

     "Historical Statutory Statements" shall have the meaning given to such term in Section 4.10(c).

     "IRIS Tests" shall mean the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System or, in lieu thereof, any successor or other substantially similar guidelines intended to measure the financial performance of companies in the property and casualty insurance industry, as the same shall be in effect from time to time.

     "Indebtedness" shall mean, with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not matured and in the stated amount thereof),
(iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than trade or other accounts payable arising in the ordinary course of business, payable on terms customary in the trade, and not more than 60 days past due except to the extent being contested in good faith and by appropriate proceedings),
(v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default are limited to repossession or sale of such property), (vi) all obligations of such Person as lessee under leases that are or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases, to the extent such obligations are required to be so recorded,
(vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (viii) all Investment Borrowings of such Person, (ix) the net termination obligations of such Person under any Hedge Agreements (other than any Hedge Agreements in respect of the Indebtedness incurred pursuant to this Agreement), calculated as of any date as if such agreement or arrangement were terminated as of such date, (x) all Contingent Obligations of such Person and (xi) all indebtedness referred to in clauses (i) through (x) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

     "Insurance Code" shall mean, with respect to any Insurance Subsidiary, the insurance code of any state where such Insurance Subsidiary is domiciled or conducting business, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

     "Insurance Regulatory Authority" shall mean, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its state of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

     "Insurance Subsidiary" shall mean any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable
Requirements of Law of its state of domicile.

     "Investment Borrowings" shall mean, with respect to any Person, Indebtedness of such Person incurred in connection with
(i) mortgage-backed security transactions in which such Person sells mortgage collateral, such as (without limitation) securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and under Generally Accepted Accounting Principles) collateral for a later settlement, (ii) transactions in which such Person lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, and (iii) transactions in which such Person makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or by United States government securities.

     "Investment Grade Securities" shall mean non-equity securities (i) that are rated either "BBB-" (or the then equivalent grade) or higher by Standard & Poor's or "Baa3" (or the then equivalent grade) or higher by Moody's or (ii) that are rated "2" or better by the NAIC in the event no rating therefor is published by either Standard & Poor's or Moody's.

     "Interest Period" shall have the meaning given to such term in Section 2.9.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, or at the option of the Agent in any event, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by First Union to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of First Union's LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to
1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereunder pursuant to Section 10.8, and their respective successors and assigns.

     "Licenses" shall have the meaning given to such term in
Section 4.4(b).

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing, and the filing of any financing statement or similar statement or notice under the applicable Uniform Commercial Code or comparable recording statute of any jurisdiction.

     "Loan Documents" shall mean and collectively refer to this Agreement, the Notes and all other instruments, documents and certificates now or hereafter executed and delivered to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

     "Loans" shall have the meaning given to such term in
Section 2.1.

     "Margin Stock" shall have the meaning given to such term in Regulation U.

     "Material Adverse Effect" or "Material Adverse Change" shall mean a material adverse effect upon, or a material adverse change in, any of (i) the condition (financial or otherwise), operations, business or properties of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the

Borrower to perform its obligations under the Loan Documents or
(iii) the rights and remedies of the Agent or the Lenders under the Loan Documents.

     "Material Assets" shall mean (i) as to the Borrower or any of its Subsidiaries at any time, (y) any one or more assets, properties or businesses of the Borrower or such Subsidiary comprising, individually or in the aggregate, greater than three percent (3%) of Consolidated Total Assets at such time and
(z) any issued and outstanding shares of capital stock or other equity securities of any Significant Subsidiary, and (ii) as to any Insurance Subsidiary at any time, any one or more insurance product lines to which greater than three percent (3%) of Combined Net Written Premiums for the prior fiscal year are attributable.

     "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "NAIC" shall mean the National Association of Insurance
Commissioners and any successor thereto.

     "Net Written Premiums" shall mean, with respect to any Insurance Subsidiary at any time, the amount of premiums written (after deducting or adding premiums on business ceded to or assumed from others) as shown on line 32, page 8, Part 2B, column 4 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

     "Notes" shall mean the promissory notes of the Borrower in substantially the form of Exhibit A, executed and delivered to the Lenders pursuant to Section 2.3 or, in connection with an Assignment and Acceptance, pursuant to Section 10.8(c), in each case as amended, modified, supplemented or restated from time to time.

     "Notice of Borrowing" shall have the meaning given to such term in Section 2.2(a).

     "Notice of Conversion/Continuation" shall have the meaning given to such term in Section 2.9(b).

     "OECD" shall mean the Organization for Economic Cooperation and Development and any successor thereto.

     "Obligations" shall mean all principal of and interest (including, to the greatest extent permitted by law, post-petition interest) on the Loans and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Borrower to the Agent, any Lender or any other Person entitled thereto, under this Agreement or any of the other Loan Documents.

     "Original Closing Date" shall mean the date upon which the initial extensions of credit were made pursuant to the Original
Credit Agreement.

     "Original Credit Agreement" shall have the meaning given to such term in the recitals hereof.

     "Original Credit Agreement Date" shall mean June 2, 1995.

     "Original Lenders" shall mean the banks and other financial institutions that are "Lenders" (within the meaning of the Original Credit Agreement) under the Original Credit Agreement as of the Amendment Effective Date.

     "Orion" shall mean Orion Capital Corporation, a Delaware corporation, and its successors and assigns.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     "Participant" shall have the meaning given to such term in
Section 10.8(d).

     "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA
Affiliate may have any liability.

     "Percentage" shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time; provided that if the Percentage of any Lender is to be determined after the Commitments have been terminated, then such Percentage shall be determined immediately prior (and without giving effect) to such termination.

     "Permitted Liens" shall mean any of the following types of
Liens:

          (i)  Liens created by the Loan Documents;

         (ii) Liens in existence on the Amendment Effective Date and set forth on Schedule 1.1(a);

        (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar Liens incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles or other appropriate provision made therefor;

         (iv) Liens (other than any Lien imposed by ERISA) incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

          (v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles or other appropriate provision made therefor;

         (vi) Liens in connection with pledges and deposits made pursuant to statutory and regulatory requirements of Insurance Regulatory Authorities by an Insurance Subsidiary in the ordinary course of its business;

        (vii) Purchase money Liens upon property used by the Borrower or any Subsidiary of the Borrower in the ordinary course of its business, securing Indebtedness incurred solely to pay all or a portion of the purchase price thereof to the extent such Indebtedness is permitted under
     Section 7.2(vii), provided that any such Lien (i) shall attach to such property concurrently or within ten (10) days after the acquisition thereof by the Borrower or such Subsidiary, (ii) shall not exceed the lesser of (y) the fair market value of such property or (z) the cost thereof to the Borrower or such Subsidiary and (iii) shall not encumber any other property of the Borrower or any Subsidiary of the Borrower;

       (viii) Any attachment or judgment Lien not constituting an Event of Default under Section 8.1(l) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles or other appropriate provision made therefor;

         (ix) With respect to any real property, all easements, rights of way, licenses and similar encumbrances on title that do not materially impair the use of such property for its intended purposes;

          (x) Liens securing obligations of the Borrower not exceeding $200,000, created pursuant to the settlement of the actions styled (a) Vogel v. Guaranty National Corporation, et al., filed in the District Court for the City and County of Denver, Colorado, (b) Vogel v. Guaranty National Corporation, et al., filed in the Supreme Court of the State of New York, New York County, and (c) Miller v. Ware, et al., filed in the District Court for the County of Arapahoe, Colorado;

         (xi) Liens arising under insurance holding company statutes or regulations; and

        (xii) Liens arising from the filing, for notice purposes only, of financing statements regarding operating leases.

     "Person" shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or any other legal entity.

     "Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA that the Borrower or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to and that covers any employee or former employee of the Borrower or any ERISA Affiliate with respect to such employee's relationship with any of the foregoing, in each case including, without limitation, all profit-sharing plans, bonus plans, incentive compensation plans, deferred compensation plans, retirement plans, stock option plans, stock purchase plans and health, life and disability benefit plans, and all Pension Plans.

     "Pro Rata Share" of any amount shall mean, with respect to any Lender at any time, the product of (i) such amount, multiplied by (ii) such Lender's Percentage at such time; except that, as used in connection with any amount to be paid or distributed to the Lenders hereunder or under any other Loan Document, the term "Pro Rata Share" shall mean, with respect to any Lender at any time, the product of (y) such amount, multiplied by (z) a fraction (expressed as a percentage) the numerator of which is the ratable portion of such amount owing to such Lender and the denominator of which is the aggregate of such amount.

     "Prohibited Transaction" shall mean any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or
(ii) Section 4975(c) of the Internal Revenue Code that is not similarly exempt or exempt by reason of Section 4975(c)(2) or 4975(d) of the Internal Revenue Code.

     "Projections" shall have the meaning given to such term in
Section 4.10(b).

     "Qualified Plan" shall mean any Pension Plan that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code, and the trust created thereunder that is intended to be tax-exempt under Section 501(a) of the Internal Revenue Code, and that the Borrower or any ERISA Affiliate sponsors or maintains or to which it makes or is obligated to make contributions, or, in the case of a "multiple employer plan" within the meaning of Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five-plan year period, but excluding any Multiemployer Plan.

     "Quarterly Statement" shall mean, with respect to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

     "Rate Calculation Worksheet" shall mean a fully completed worksheet in the form of Attachment B to Exhibit C.

     "Register" shall have the meaning given to such term in
Section 10.8(b).

     "Regulations D, G, T, U and X" shall mean Regulations D, G,
T, U and X, respectively, of the Federal Reserve Board, as in effect from time to time, and any successor regulations.

     "Reinsurance Agreement" shall mean any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed by such Insurance Subsidiary under a policy or policies of insurance issued by such Insurance Subsidiary.

     "Reportable Event" shall mean (i) a "reportable event" within the meaning of Section 4043(b) of ERISA for which the 30-day notice has not been waived by the PBGC, (ii) a withdrawal from a plan described in Section 4063 of ERISA or (iii) a cessation of operations described in Section 4062(e) of ERISA.

     "Required Lenders" shall mean, at any time, the Lenders providing sixty-six and two-thirds percent (66 2/3%) or more of the aggregate principal amount of the Loans outstanding at such time or, in the event no Loans are outstanding at such time, the Lenders having sixty-six and two-thirds percent (66 2/3%) or more of the Total Commitment at such time.

     "Requirement of Law" shall mean, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) applicable two (2) Business Days before the first day of such Interest Period determined by the Agent to be in effect on such day, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to First Union under Regulation D of the Board of Governors of the Federal Reserve System with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Senior Financial Officer" shall mean, with respect to the Borrower, the chief financial officer, vice president-finance, treasurer or other officer of the Borrower who has primary overall responsibility for the management of the financial affairs of the Borrower and its Subsidiaries.

     "Significant Subsidiary" shall mean, at the relevant time of determination, any Subsidiary of the Borrower the assets of which comprise greater than five percent (5%) of Consolidated Total Assets at such time or (if an Insurance Subsidiary) the Net Written Premiums of which at such time comprise greater than three percent (3%) of Combined Net Written Premiums for the prior fiscal year.

     "Standard & Poor's" shall mean Standard & Poor's Ratings
Services, a division of McGraw-Hill, Inc., and its successors and assigns.

     "Statutory Accounting Principles" shall mean, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Financial Statements and containing disclosure of the effect on the financial position or results of operations of any material change in the application of accounting principles and practices during the relevant reporting period.

     "Statutory Surplus" shall mean, with respect to any Insurance Subsidiary at any time, the amount shown on line 25, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or the amount determined in a consistent manner for any date other than a date as of which an Annual Statement of such Insurance Subsidiary is prepared.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other Person of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors, in the case of a corporation, or of the ownership or beneficial interests, in the case of a Person not a corporation, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency); provided, however, that, notwithstanding the foregoing, Viking County Mutual Insurance Company shall not be considered a Subsidiary of the Borrower for any purpose hereunder. When used without reference to a parent entity, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

     "Talegen" shall mean Talegen Holdings, Inc., a Delaware corporation.

     "Total Commitment" shall mean, at any time, the sum of the Commitments of each Lender at such time.

     "Total Unutilized Commitment" shall mean, at any time, the sum of the Unutilized Commitments of each Lender at such time.

     "Unfunded Pension Liabilities" shall mean the excess of a Pension Plan's accrued benefits, within the meaning of
Section 3(23) of ERISA, over the current value of its assets, within the meaning of Section 3(26) of ERISA.

     "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the aggregate principal amount of all Loans made by such Lender that are outstanding at such time.

     "VICW" shall mean Viking Insurance Company of Wisconsin, a
Wisconsin corporation that is a Wholly Owned Subsidiary of the Borrower.

     "Viking Holdings" shall mean Viking Insurance Holdings,
Inc., a Delaware corporation that is a Wholly Owned Subsidiary of the Borrower and the parent corporation of VICW.

     "Wholly Owned" shall mean, with respect to any Subsidiary of the Borrower, that 100% of the outstanding capital stock or other ownership interests of such Subsidiary is owned, directly or indirectly, by the Borrower.

     1.2 Accounting Terms. Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them, and all financial computations hereunder shall be made, in accordance with Generally Accepted Accounting Principles (or, to the extent that such terms apply solely to any Insurance Subsidiary or if otherwise expressly required, Statutory Accounting Principles). Notwithstanding the foregoing, in the event that any changes in Generally Accepted Accounting Principles or Statutory Accounting Principles after the date hereof are required to be applied to the transactions described herein and would affect the computation of the financial covenants contained in Sections 6.1 through 6.5, as applicable, such changes shall be followed only from and after the date this Agreement shall have been amended to take into account any such changes. References to amounts on particular exhibits, schedules, lines, pages and columns of any Annual Statement or Quarterly Statement are based on the format promulgated by the NAIC for the 1995 Annual Statements and Quarterly Statements. In the event such format is changed in future years so that different information is contained in such items or they no longer exist, or if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Insurance Regulatory Authority after the date hereof such that different forms of financial statements are required to be furnished by the Insurance Subsidiaries in lieu thereof, such references shall be to information consistent with that reported in the referenced item in the 1995 Annual Statements or Quarterly Statements, as the case may be.

      1.3 Other Terms; Construction. Unless otherwise specified or unless the context otherwise requires, all references herein to sections, annexes, schedules and exhibits are references to sections, annexes, schedules and exhibits in and to this Agreement, and all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.


                           ARTICLE II

                 AMOUNT AND TERMS OF THE LOANS

     2.8. The Loans. (a) Each Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make revolving credit loans (each, a "Loan," and collectively, the "Loans") to the Borrower, from time to time on any Business Day during the period from and including the Amendment Effective Date to but not including the Facility Termination Date, in an aggregate principal amount at any time outstanding not exceeding its Commitment at such time, provided that no Borrowing of Loans shall be made if, immediately after giving effect thereto, the aggregate principal amount of Loans outstanding at such time would exceed the Total Commitment at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Loans.

     (b) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each such type of Loan, a "Type"), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

     (c) The aggregate principal amount of all Loans (as defined in the Original Credit Agreement) made pursuant to the Original Credit Agreement and outstanding on the Amendment Effective Date (collectively, the "Existing Loans") is $100,000,000. On the Amendment Effective Date, and after giving effect to the concurrent assignment and purchase of a portion of the Existing Loans among the Lenders in accordance with Section 2.18, the aggregate outstanding principal amount of all Existing Loans shall automatically be converted to an equivalent principal amount of Loans hereunder, made by the Lenders ratably in accordance with their respective Commitments, and for all purposes of this Agreement shall be deemed to be Loans hereunder and entitled to the benefits of this Agreement and the other Loan Documents.

     2.2. Borrowings. (a) Whenever the Borrower desires to make a Borrowing (other than continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.9) under the Facility, the Borrower will give the Agent oral or written notice (by telecopier or otherwise), prior to 11:00 a.m., Charlotte time, at least three
(3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and at least one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 (or, if oral notice is given, shall be promptly followed, by telecopier or otherwise, with a writing in the form of Exhibit B-1) and shall be appropriately completed to specify (i) the aggregate principal amount and Type of the Loans to be made pursuant to such Borrowing (and, in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto) and (ii) the requested date of the Borrowing (the "Borrowing Date"), which shall be a Business Day. Notwithstanding anything to the contrary contained herein:

          (i) the aggregate principal amount of each Borrowing hereunder (y) in the case of Borrowings comprised of Base Rate Loans, shall not be less than $1,000,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Total Unutilized Commitment), and (z) in the case of Borrowings comprised of LIBOR Loans, shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $1,000,000 in excess thereof;

         (ii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate
     Loans; and

          (iii) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (b) Upon the receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of the proposed Borrowing, of such Lender's Pro Rata Share thereof and of the other matters specified in the Notice of Borrowing. Each Lender will make the amount of its Pro Rata Share of such Borrowing available to the Agent at its office referred to in Section 10.4, for the account of the Borrower, in Dollars and in immediately available funds, prior to 1:00 p.m, Charlotte time, on the Borrowing Date. To the extent the Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower in accordance with subsection (e) below and in like funds as received by the Agent.

     (c) Unless the Agent has received, prior to 1:00 p.m., Charlotte time, on any Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent its Pro Rata Share of the relevant Borrowing (which notice shall, if so received, be forwarded promptly upon receipt to the Borrower), the Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Agent on such Borrowing Date in accordance with subsection (b) above, and the Agent may, in reliance upon such assumption, but shall not be obligated to, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such Pro Rata Share available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other (but without prejudice to the Borrower's rights under Section 2.17), severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent,
(i) if recovered from such Lender, at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Base Rate, and (ii) if recovered from the

Borrower, at the rate of interest payable by the Borrower hereunder in respect of the Loans comprising such Borrowing. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. Nothing in this subsection (c), however, shall relieve any Lender of its obligation to make available to the Agent its Pro Rata Share of any Borrowing, subject to and in accordance with the terms hereof.

     (d) The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the respective Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

     (e) The Borrower hereby authorizes the Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers, provided that the Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. Without limiting the obligation of the Borrower to confirm in writing any telephonic Notice of Borrowing, the Agent may act without liability upon the basis of any telephonic Notice of Borrowing believed by the Agent in good faith to be from any such officer prior to receipt of written confirmation. The Borrower may at any time deliver to the Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     2.3. Notes. (a) The Loans made by each Lender shall be evidenced by a Note appropriately completed in substantially the form of Exhibit A.

     (b) The Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender,
(iii) be dated as of the Amendment Effective Date (or, in the case of Notes issued pursuant to an Assignment and Acceptance, as of the date thereof), (iv) be in a stated principal amount equal to such Lender's Commitment, (v) bear interest in accordance with the provisions of Section 2.6, as the same may be applicable to the Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

     (c) Each Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Notes, either endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby as of the date of transfer or provide such information on Schedule I to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error in such recordation or information, shall not affect the Borrower's obligations in respect of such Loans.

     2.4. Termination, Reduction of Commitments. (a) At any time and from time to time, the Borrower may terminate in whole or reduce in part the Total Unutilized Commitment by giving the Agent written notice (by telecopier or otherwise), prior to 11:00 a.m., Charlotte time, at least five (5) Business Days prior to the proposed effective date of such termination or reduction, which notice shall specify the proposed effective date thereof (which shall be a Business Day) and the amount of any reduction; provided that any such reduction shall be in an aggregate amount of not less than $5,000,000 or, if greater, shall be in an integral multiple of $1,000,000 in excess thereof. Upon its receipt of any such notice of termination or reduction, the Agent will promptly notify each Lender thereof. Any such termination or reduction shall be effective on the date specified in such notice. The amount of any termination or partial reduction made under this subsection (a) may not thereafter be reinstated.

     (b) On each date set forth below, the Total Commitment shall automatically be permanently reduced by the amount set forth below opposite such date (such amounts being subject to reduction as set forth in subsection (c) below):

                                    Amount of Reduction in
           Date                        Total Commitment

      April 15, 1998                    $10,000,000
      April 15, 1999                     22,000,000
      April 15, 2000                     24,000,000
      April 15, 2001                     26,000,000
      April 15, 2002                     28,000,000

     (c) Each reduction of the Total Commitment under subsections (a) or (b) above shall be applied ratably among the Commitments of the Lenders according to their respective Percentages and, in the case of voluntary reductions under subsection (a) above, shall be applied to reduce the scheduled reduction amounts set forth in the table in subsection (b) above ratably in accordance with their respective dollar amounts.
After any such reduction, the fees provided for in Section 2.7(b) shall be calculated with respect to the reduced Commitments.

     (d)  The Total Commitment, and the Commitment of each
Lender, shall terminate in its entirety on the Facility
Termination Date.

     2.5. Payments; Voluntary, Mandatory. (a) The Borrower shall have the right from time to time to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice to the Agent prior to 11:00 a.m., Charlotte time, at least three (3) Business Days prior to each intended prepayment of LIBOR Loans and at least one
(1) Business Day prior to each intended prepayment of Base Rate Loans, provided that (i) each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of no less than $1,000,000 or, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if the aggregate principal amount of Base Rate Loans then outstanding is less than $1,000,000, such outstanding amount), and each partial prepayment of LIBOR Loans shall be in an aggregate principal amount of no less than $5,000,000 or, if greater, shall be in an integral multiple of $1,000,000 in excess thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 and (iii) unless made together with all amounts required under Section 2.16 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount and the Types of the Loans to be prepaid (and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Amounts prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

     (b) In the event that the aggregate principal amount of the Loans outstanding on any date (including any date set forth in the table in Section 2.4(b)) exceeds the Total Commitment as of such date (after giving effect to any termination or reduction thereof as of such date, including any reduction provided for in such table), the Borrower will repay the principal amount of the Loans on such date in the amount of such excess.

     (c) The Borrower will repay the outstanding principal amount of the Loans in full on the Facility Expiry Date, unless due or made sooner pursuant to the terms and conditions of this Agreement.

     (d) Each payment of a LIBOR Loan made pursuant to the provisions of this Section 2.5 on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under Section 2.16 to be paid as a consequence thereof.

     2.6. Interest. (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and
(ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

     (b) Any principal amounts of the Loans not paid when due and, to the greatest extent permitted by law, all interest accrued on the Loans and all other fees and amounts hereunder not paid when due (whether at maturity, pursuant to acceleration or otherwise), shall bear interest at a rate equal to the interest rate applicable from time to time thereafter to such Loans (whether the Base Rate or the Adjusted LIBOR Rate) plus 2% per annum (or, in the case of fees and other amounts, at the Base Rate plus 2% per annum), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

          (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.5, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter; provided, that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

         (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.5, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in Section 2.8) and (z) in the case of a LIBOR Loan having an Interest Period of six months, on the date three months after the first day of such Interest Period; provided, that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

        (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement in connection with a Borrowing of LIBOR Loans) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     2.7. Fees.  The Borrower agrees to pay:

     (a)  To First Union, for its own account, on the Amendment
Effective Date, the fee described in paragraph (1) of the Fee
Letter, in the amount set forth therein and to the extent not theretofore paid to First Union;

     (b) To the Agent, for the account of each Lender that is a party to this Agreement as of the Amendment Effective Date, on the Amendment Effective Date, the fee described in paragraph (2) of the Fee Letter, in the amount set forth therein and to the extent not theretofore paid to the Agent;

     (c) To the Agent, for the account of each Lender, a commitment fee for the period from the Original Credit Agreement Date to the Facility Termination Date, at the Applicable Commitment Fee Rate on the average daily Unutilized Commitment of such Lender, payable in arrears (i) on the last Business Day of each calendar quarter and (ii) on the Facility Termination Date; and

     (d) To the Agent, for its own account, the annual administrative fee described in paragraph (3) of the Fee Letter, on the terms, in the amount and at the times set forth therein.

     2.8. Interest Periods. Concurrently with the giving of any Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

          (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

         (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

        (iii) LIBOR Loans may not be outstanding under more than three (3) separate Interest Periods at any one time;

         (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

          (v) the Borrower may not select any Interest Period that expires after the Facility Expiry Date;

         (vi) no Interest Period may be selected that would end after a scheduled date for repayment of principal of the Loans (including any date of a scheduled mandatory reduction of the Total Commitment) occurring on or after the first day of such Interest Period unless, immediately after giving effect to such selection, the sum of (y) the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such principal repayment date plus (z) the Total Unutilized Commitment as of such date, equals or exceeds the principal amount required to be paid on such principal repayment date;

        (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

          (viii) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

     2.9. Conversions and Continuations. (a) The Borrower shall have the right, on any Business Day, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans into LIBOR Loans, or to convert any LIBOR Loans having the same Interest Period into Base Rate Loans, or (ii) to continue all or a portion of the outstanding principal amount of any LIBOR Loans having the same Interest Period for an additional Interest Period, provided that (x) any such conversion or continuation shall involve an aggregate principal amount of Loans of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and no partial conversion of LIBOR
Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (y) except as otherwise provided in
Section 2.14(d), LIBOR Loans may be converted into Base Rate
Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.16 to be paid as a consequence thereof) and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The Borrower shall make each such election by delivering oral or written notice (by telecopier or otherwise) to the Agent prior to 11:00 a.m., Charlotte time, at least three (3) Business Days prior to the effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and at least one (1) Business Day prior to the effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 (or, if oral notice is given, shall be promptly followed, by telecopier or otherwise, with a writing in the form of Exhibit B-2) and shall be appropriately completed to specify (x) the date of such conversion or continuation (which shall be a Business Day),
(y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify the Agent and each Lender of the proposed conversion or continuation, of such Lender's Pro Rata Share thereof and of the other matters specified in such notice. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto.

     2.10. Method of Payments; Computations. (a) All payments by the Borrower hereunder and under the Notes shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders (except as otherwise provided in Sections 2.7(a), 2.7(c), 2.14, 2.15, 2.16, 2.17, 9.7, 10.5 and 10.6 as to payments required to be made directly to the Agent and the Lenders) at its office referred to in Section 10.4, prior to 2:00 p.m., Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 2:00 p.m., Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in Section 2.8 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of the Lenders as follows: (i) if the payment is received by 2:00 p.m., Charlotte time, in immediately available funds, the Agent will make available to each such Lender on the same date, by wire transfer of immediately available funds, such Lender's ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all the Lenders), and (ii) if such payment is received after 2:00 p.m., Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the Lenders as required hereinabove after receiving a payment for the account of the Lenders, the Agent will pay to each Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to have been disbursed by the Agent until the date repaid to such Lender.

     (c) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full (which notice shall, if so received, be forwarded promptly upon receipt to the Borrower), the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, but shall not be obligated to, cause to be distributed to each such Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate for the first three (3) Business Days and thereafter at the Base Rate.

     (d) With respect to each payment on the Loans hereunder, except as specifically provided otherwise herein or in any of the other Loan Documents, the Borrower may designate by written notice to the Agent prior to or concurrently with such payment the Types of Loans that are to be repaid or prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made, provided that (i) unless made together with all amounts required under Section 2.16 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto and (ii) each prepayment of Loans comprising a single Borrowing shall be applied pro rata among such Loans. In the absence of any such designation by the Borrower, the Agent shall, subject to the foregoing, make such designation in its sole discretion.

     (e)   All computations of interest and fees hereunder
(including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed.

     2.11. Recovery of Payments. (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Agent to a Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     2.12. Use of Proceeds._. The proceeds of the Loans (as defined in the Original Credit Agreement) made pursuant to the Original Credit Agreement were used to finance the Acquisition (as defined in the Original Credit Agreement), to repay the Terminating Senior Indebtedness (as defined in the Original Credit Agreement) in full, to pay or reimburse transaction fees and expenses in connection with the consummation of the Acquisition and the transactions contemplated by the Original Credit Agreement, and thereafter for working capital and general corporate purposes. The proceeds of the Loans made on or after the Amendment Effective Date will be used for working capital and general corporate purposes.

     2.13. Pro Rata Borrowings. (a) All funding of Borrowings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Percentages (in the case of the initial funding of any Loans pursuant to
Section 2.2) or Loans (in the case of continuations and conversions of outstanding Loans pursuant to Section 2.9), as applicable from time to time, rounded to the nearest penny.

     (b) Each Lender agrees that if it shall at any time receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, enforcement of any right under the Loan Documents, or otherwise) applicable to the payment of any Obligations that exceeds its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to
(ii) the aggregate amount of such Obligations due and payable to all Lenders at such time) of payments on account of such Obligations then or therewith obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this subsection may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation.

     2.14. Increased Costs; Change in Circumstances; Illegality; etc. (a) If, at any time after the date hereof and from time to time, by reason of (i) the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or (ii) compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), there shall be any increase in the costs to any Lender of agreeing to make, making, funding or maintaining any LIBOR Loans or other reduction in any amount received or receivable by such Lender hereunder in respect of its LIBOR Loans (other than by reason of any change in the Reserve Requirement or any change in the rate or basis of tax on the overall net income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal office or applicable lending office is located), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such

Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

     (b) If, at any time after the date hereof and from time to time, any Lender shall have reasonably determined that (i) the introduction of or any change in any applicable law, rule or regulation regarding capital adequacy or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or (ii) compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its Commitment or Loans to a level below that which such Lender could have achieved but for such introduction, change or compliance (taking into account such Lender's policies with respect to capital adequacy), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts as will compensate such Lender for such reduction in return.

     (c) If, on or prior to the first day of any Interest Period, (i) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (ii) the Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of "LIBOR Rate" upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders, whereupon the obligation of all Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, until the Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

     (d) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that (i) the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or (ii) compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower, whereupon (y) each of such Lender's outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice), be converted into a Base Rate Loan, and (z) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for Base Rate Loans, until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

     (e) Determinations by the Agent or any Lender for purposes of this Section 2.14 of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. No failure by the Agent or any Lender at any time to demand payment of any amounts payable under this Section 2.14 shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section 2.14 shall require or be construed to require the Borrower to pay any interest, fees, costs or other amounts in excess of that permitted by applicable law.

     2.15. Taxes. (a) Any and all payments by the Borrower hereunder or under any Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, other than net income and franchise taxes imposed on the Agent or any Lender by the United States or by the jurisdiction under the laws of which the Agent or Lender, as the case may be, is organized or in which its principal office or (in the case of a Lender) its applicable lending office is located or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to the Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15), the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions, (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower will deliver to the Agent or Lender, as the case may be, evidence of such payment.

     (b) The Borrower will indemnify the Agent and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by the Agent or Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent or any Lender, as the case may be, makes written demand therefor.

     (c) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code, and such Lender claims exemption from United States withholding tax under Section 1441 or 1442 of the Internal Revenue Code, such Lender will deliver to each of the Agent and the Borrower, on or prior to the Amendment Effective Date (if not previously delivered pursuant to the Original Credit Agreement) or, if such Lender becomes a party hereto after the Amendment Effective Date, concurrently with the delivery of the relevant Assignment and Acceptance, a properly completed Internal Revenue Service Form 4224 or 1001, as applicable (or successor forms), certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each such Lender further agrees to deliver to each of the Agent and the Borrower an additional copy of each such relevant form on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, in each case certifying that such Lender is entitled to an exemption from or a reduction of withholding or deduction for or on account of United States federal income taxes in connection with payments under this Agreement or any of the Notes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which event renders all such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Agent and the Borrower that it is not entitled to receive payments without deduction or withholding of United States federal income taxes. Each such Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

     (d) If any Lender is entitled to a reduction in (and not a complete exemption from) the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required under subsection (c) above are not delivered to the Agent as therein required, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. For purposes of this Section 2.15, a distribution hereunder by the Agent to or for the account of any Lender shall be deemed a payment by the Borrower.

     (e) If the Internal Revenue Service or any other Governmental Authority, domestic or foreign, asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (whether because the appropriate form was not delivered or was not properly executed, because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this subsection (e), together with all costs, expenses and reasonable attorneys' fees incurred or paid in connection therewith, except to the extent arising out of or resulting from the gross negligence or willful misconduct of the Agent.

     2.16. Compensation. The Borrower will compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation in reasonable detail and shall be copied to the Agent), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans) that such Lender may sustain (i) if for any reason (other than a default by such Lender or the Agent) a Borrowing of, or conversion of or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any of its LIBOR Loans occurs on a date other than the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower or
(iv) as a consequence of any other failure by the Borrower to make any payments with respect to LIBOR Loans when due hereunder, including as a consequence of acceleration of the maturity of such Loans pursuant to Section 8.2. Calculation of all amounts payable to a Lender under this Section 2.16 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this
Section 2.16.

     2.17. Replacement of Lenders. The Borrower may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender (i) that has requested compensation from the Borrower under Section 2.14(a) or 2.14(b) or that is entitled to payment of additional amounts under
Section 2.15, (ii) the obligation of which to make or maintain LIBOR Loans has been suspended under Section 2.14(d) or
(iii) that shall refuse to fund or otherwise default in the funding of its Pro Rata Share of any Borrowing requested and permitted to be made by the Borrower hereunder and such refusal has not been withdrawn or such default has not been cured within three (3) Business Days after the Borrower has given such Lender written notice thereof, in any case by written notice to such Lender and the Agent given no more than thirty (30) days after any such event and identifying one or more Persons each of which must be an Eligible Assignee reasonably acceptable to the Agent (each, a "Replacement Lender," and collectively, the "Replacement Lenders") to replace such Lender (the "Replaced Lender"), provided that (i) the notice from the Borrower to the Replaced Lender and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least ten (10) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Lender shall enter into an Assignment and Acceptance with the Replaced Lender pursuant to Section 10.8(a) (but shall not be required to pay the processing fee otherwise payable to the Agent pursuant to Section 10.8(a)), pursuant to which such Replacement Lenders collectively shall acquire, in such proportion among them as they may agree with the Borrower and the Agent, all (but not less than all) of the Commitment and outstanding Loans of the Replaced Lender, and, in connection therewith, shall pay to (y) the Replaced Lender in respect thereof an amount equal to the sum as of the Replacement Effective Date (without duplication) of (1) the unpaid principal amount of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (2) the Replaced Lender's Pro Rata Share of all accrued but unpaid fees and expenses owing by the Borrower hereunder, and (z) the Agent, for its own account, any amounts owing to the Agent by the Replaced Lender under Section 2.2(c), and (iii) all obligations of the Borrower due and owing to the Replaced Lender (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to the Replaced Lender on or prior to the Replacement Effective Date.

     2.18. Sale and Assignment of Existing Loans. (a) Each of the Original Lenders party hereto that is selling Existing Loans pursuant to this Section 2.18 (each, a "Selling Lender," and collectively, the "Selling Lenders") hereby represents and warrants to (i) each of the Lenders party hereto that is not an Original Lender, and (ii) each other Original Lender party hereto that is purchasing Existing Loans pursuant to this Section 2.18 (the Lenders described under (i) and (ii), each, a "Purchasing Lender," and collectively, the "Purchasing Lenders"), that it is the legal and beneficial owner of the interest in the Existing Loans being assigned by it hereunder and that such interest is free and clear of any adverse claim. In order to give effect to the assignment to the Purchasing Lenders of their respective Pro Rata Shares of the Existing Loans to be concurrently converted to Loans hereunder as of the Amendment Effective Date, all as contemplated hereunder, each Selling Lender shall and does hereby sell and assign to each Purchasing Lender, without recourse, representation or warranty (except as set forth in the first sentence of this subsection (a)), and each Purchasing Lender shall and does hereby purchase and assume from each Selling Lender, a portion of all of the rights and obligations of each Selling Lender with respect to such Existing Loans converted to Loans hereunder as of the Amendment Effective Date and each of the Loan Documents, in each case in the amounts set forth in Annex 2 hereto (the "Assigned Rights"), such that after giving effect to such sale and assignment, the Lenders shall own the Existing Loans converted to Loans hereunder in proportion to their respective Commitments. Upon payment by the Purchasing Lenders to the Selling Lenders of the amounts calculated by the Agent pursuant to subsection (b) below, each Lender shall be entitled to its respective Pro Rata Share of (y) all interest on and any fees in respect of the Loans and Commitments payable on and after the Amendment Effective Date and (z) all payments of principal made on the Loans attributable to such Lender that occur after the Amendment Effective Date.

     (b) Pursuant to the sale and assignment of the Assigned Rights to the Purchasing Lenders under this Section 2.18, each Selling Lender is entitled to receive a payment from each Purchasing Lender in an amount equal to the portion of such Selling Lender's Existing Loans representing the Assigned Rights ratably purchased by each Purchasing Lender. In order to facilitate and give effect to the sale and assignment of the Assigned Rights, each of the Selling Lenders and Purchasing Lenders agrees that (i) the Agent shall calculate the amount owing to the Selling Lenders and to be paid or funded by the Purchasing Lenders, (ii) each of the Purchasing Lenders shall pay or fund, as the case may be, to the Agent the amount specified by the Agent in writing to such Purchasing Lender, and (iii) the Agent shall, to the extent such payments or fundings are actually made, apply such amounts ratably to pay the amount owned to the Selling Lenders.

                          ARTICLE III

           CONDITIONS OF EFFECTIVENESS AND BORROWING

     3.1. Conditions of Loans under Original Credit Agreement. The obligation of each Lender to make Loans in connection with the initial Borrowing under the Original Credit Agreement was subject to the satisfaction of the conditions precedent set forth in Sections 3.2 and 3.4 of the Original Credit Agreement, and the obligation of each Lender to make the Acquisition Loans under the Original Credit Agreement was subject to the satisfaction of the conditions precedent set forth in Sections 3.3 and 3.4 of the Original Credit Agreement, which conditions in each case have heretofore been satisfied (other than the term Original Credit Agreement, which shall have the meaning given to it in this Agreement, capitalized terms used in this Section 3.1 without definition shall, solely for purposes of this Section 3.1, have the meanings given to them in the Original Credit Agreement).

     3.2. Conditions to Effectiveness of this Agreement. The effectiveness of this Agreement and the amendment and restatement of the Original Credit Agreement effected hereby is subject to the satisfaction of the condition set forth in the last sentence of Section 10.14 and the following conditions precedent:

     (a) The Agent shall have received the following, each dated the Amendment Effective Date (unless otherwise specified) and, except for the Notes, in sufficient copies for each Lender:

          (i) a Note for each Lender that is a party hereto as of the Amendment Effective Date, in the amount of such Lender's Commitment and duly completed and executed by the Borrower;

         (ii) a certificate, signed by the chief executive officer or Senior Financial Officer of the Borrower, in form and substance satisfactory to the Lenders, certifying that
     (i) all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct as of the Amendment Effective Date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, (iii) there are no insurance regulatory proceedings pending or, to such individual's knowledge, threatened against any of the Insurance Subsidiaries in any jurisdiction that, if adversely determined, would be reasonably likely to have a Material Adverse Effect, and (iv) the Borrower has satisfied each of the conditions precedent set forth in this
     Section 3.2 and Section 3.3;

        (iii) a copy, certified by the secretary or an assistant secretary of the Borrower, of the resolutions adopted by the board of directors of the Borrower (or the executive committee thereof) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and

         (iv)  a favorable opinion of Ireland, Stapleton, Pryor &
     Pascoe, P.C., counsel to the Borrower, addressed to the Agent and the Lenders, in substantially the form of Exhibit E and addressing such other matters as the Agent or any Lender may reasonably request.

     (b) The Agent shall have received a certificate as of a recent date of the good standing of the Borrower under the laws of the State of Colorado, from the Secretary of State of Colorado.

     (c) All approvals, permits and consents of any Governmental Authorities (including, without limitation, all relevant Insurance Regulatory Authorities) or other Persons required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained (without the imposition of conditions that are not reasonably acceptable to each Lender), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Agent shall have received such copies thereof as it shall have requested; all applicable waiting periods shall have expired without any adverse action being taken by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or that is otherwise related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or that, in the opinion of the Required Lenders, would otherwise be reasonably likely to have a Material Adverse Effect.

     (d)  Each of the representations and warranties contained in
Article IV and in the other Loan Documents shall be true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

     (e) No Default or Event of Default shall have occurred and be continuing.

     (f) Since December 31, 1995, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to have a Material
Adverse Effect.

     (g) The Borrower shall have paid (i) to First Union, for its own account, the unpaid balance of the fee described in paragraph (1) of the Fee Letter, (ii) to the Agent, for the account of each Lender that is a party to this Agreement as of the Amendment Effective Date, the fee described in paragraph (2) of the Fee Letter, and (iii) all other fees and expenses of the Agent and the Lenders required hereunder to be paid on or prior to the Amendment Effective Date (including fees and expenses of counsel to the Agent) in connection with this Agreement and the transactions contemplated hereby.

     (h)  The Agent shall have received an Account Designation
Letter, duly completed and executed by the Borrower.

     (i) The Agent and each Lender shall have received such other documents, certificates, opinions and instruments as it shall have reasonably requested.

     3.3. Conditions to All Loans. The obligation of the Lenders to make any Loans hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

     (a) The Agent shall have received a Notice of Borrowing in accordance with Section 2.2(a).

     (b)  Each of the representations and warranties contained in
Article IV and in the other Loan Documents shall be true and correct on and as of the relevant Borrowing Date with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date).

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made on such date.

     Each giving of a Notice of Borrowing or a Notice of Conversion/Continuation, and the consummation of each Borrowing, shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b) and (c) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date.

     3.4. No Waiver of Conditions Precedent. If any Lender makes any Loan prior to the satisfaction of any of the conditions precedent set forth in this Article III, the making of such Loan shall constitute only an extension of time for the satisfaction of such condition and not a waiver thereof, and unless the Required Lenders indicate otherwise in writing, the Borrower shall thereafter use its best efforts to cause each such condition to be satisfied promptly.

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to extend the credit contemplated hereby, the Borrower represents and warrants to the Agent and each Lender as follows:

     4.1. Corporate Organization and Power. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the full corporate power and authority to execute, deliver and perform the Loan Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     4.2. Authorization; Enforceability. The Borrower has taken all necessary corporate action to execute, deliver and perform each of the Loan Documents to which it is or will be a party, and has, or on any later date of execution and delivery will have, validly executed and delivered each of the Loan Documents to which it is or will be a party. This Agreement constitutes, and each of the other Loan Documents upon execution and delivery will constitute, the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles.

     4.3. No Violation. The execution, delivery and performance by the Borrower of the Loan Documents, and compliance by it therewith, do not and will not (i) violate any provision of its articles or certificate of incorporation or bylaws,
(ii) contravene any applicable Requirement of Law, where such contravention would be reasonably likely to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, loan agreement, mortgage or other material instrument relating to Indebtedness or any other material lease, agreement or instrument to which it is a party, by which it or any of its properties is bound or to which it may be subject, or
(iv) result in or require the creation or imposition of any Lien upon any of its properties, other than Liens created pursuant to the Loan Documents.

     4.4. Governmental Authorization; Permits. (a) No consent, approval, authorization, exemption or other action by, notice to, or filing with, any Governmental Authority or other Person is required as a condition to or otherwise in connection with the due execution, delivery and performance by the Borrower of the Loan Documents or the legality, validity or enforceability hereof or thereof.

     (b) Each of the Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. To the knowledge of the Borrower, none of such approvals, licenses, permits or authorizations contains any term, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business. Without limitation of the foregoing, Schedule 4.4(b) lists with respect to each Insurance Subsidiary that is a Significant Subsidiary, as of the Amendment Effective Date, all of the jurisdictions in which such Insurance Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each such Insurance Subsidiary is permitted to be engaged with respect to each License therein listed. To the knowledge of the Borrower, except as set forth on
Schedule 4.4(b), (i) no such License is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) there is no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. No such Insurance Subsidiary transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on
Schedule 4.4(b), where such business requires any license, permit or other authorization of a Insurance Regulatory Authority of such jurisdiction, except where the same would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     4.5. Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority or other Person,
(i) against or affecting the Borrower, any of its Subsidiaries or any of their respective properties that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Loan Documents.

     4.6. Taxes. Each of the Borrower and its Subsidiaries has timely filed all tax returns and reports required to be filed by it and has paid all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no action, suit, audit, investigation, assessment, claim or proceeding pending or, to the knowledge of the Borrower, threatened, regarding any taxes relating to the Borrower or any of its Subsidiaries, that would, if adversely determined, be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     4.7. Subsidiaries. Schedule 4.7 sets forth a list, as of the Amendment Effective Date, of all of the Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the percentage ownership (direct and indirect) of the Borrower in each class of its capital stock, and each direct owner thereof, and indicates those Subsidiaries that are Significant Subsidiaries. Except for the shares of capital stock expressly indicated on Schedule 4.7, there are no shares of capital stock or warrants, rights, options or other equity securities of any Subsidiary of the Borrower outstanding or reserved for any purpose. All outstanding shares of capital stock of each Subsidiary of the Borrower are duly and validly issued, fully paid and nonassessable. Each Person indicated on
Schedule 4.7 as the direct owner of the outstanding shares of capital stock of any Subsidiary of the Borrower is the sole legal, record and beneficial owner of, and has good and valid title to, all such capital stock, free and clear of all Liens other than Permitted Liens.

     4.8. Full Disclosure. All factual information heretofore or contemporaneously furnished to the Agent and the Lenders in writing by or on behalf of the Borrower or any of its Subsidiaries

(including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby is, and all other such factual information hereafter furnished to the Agent and the Lenders in writing by or on behalf of the Borrower or any of its Subsidiaries will be, taken as a whole, true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been amended or supplemented, on the date as of which any such amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained therein, taken as a whole together with all other such information in light of the circumstances under which such information was provided, not misleading.

     4.9. Margin Regulations. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose that would violate Regulations G, T, U or X of the Federal Reserve Board, or any purpose that would violate any provision of the Exchange Act.

     4.10. Financial Matters. (a) The Borrower has heretofore furnished to the Agent copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1995, 1994, 1993, and 1992, and the related statements of income and cash flows for the fiscal years then ended, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1996, and the related statements of income and cash flows for the nine-month period then ended (collectively, the "Historical Financial Statements"). The Historical Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles (subject, with respect to the unaudited Historical Financial Statements, to the absence of notes required by Generally Accepted Accounting Principles and to normal year-end audit adjustments) and present fairly the financial position of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Except as fully reflected in the most recent Historical Financial Statements and the notes thereto, there are no material liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). Since December 31, 1995, there has been no Material Adverse Change, and, to the knowledge of the Borrower, no Material Adverse Change is threatened or reasonably likely to occur.

     (b) In connection with the closing of the transactions contemplated by the Original Credit Agreement, the Borrower prepared, and furnished to the Agent copies of, annual projected balance sheets and statements of income and cash flows of the Borrower and its Subsidiaries for the eight-year period beginning January 1, 1995, giving effect to the transactions contemplated by the Original Credit Agreement (the "Projections"). In the opinion of the Borrower's management, the assumptions used in preparation of the Projections were reasonable when made. The Projections were prepared in good faith by the executive and financial personnel of the Borrower in light of the historical financial performance of the Borrower and the financial and operating condition of the Borrower at the time prepared and, at such time, represented a reasonable estimate of the future performance and financial condition of the Borrower and its Subsidiaries, subject to the uncertainties and approximations inherent in any projections.

     (c) The Borrower has heretofore furnished to the Agent copies of (i) the Annual Statement of each of the Insurance Subsidiaries as of December 31, 1995, and for the fiscal year then ended, each as filed with the relevant Insurance Regulatory Authority, and (ii) the Quarterly Statement of each of the Insurance Subsidiaries as of September 30, 1996, and for the nine-month period then ended, each as filed with the relevant
Insurance Regulatory Authority (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and Statutory Liabilities) have been prepared in accordance with Statutory Accounting Principles (except as may be reflected in the notes thereto and subject, with respect to the Quarterly Statements, to the absence of notes required by Statutory Accounting Principles and to normal year-end audit adjustments), were in compliance with applicable Requirements of Law when filed and present fairly the financial position of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and Statutory Liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Principles, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

     (d) The investments of each of the Insurance Subsidiaries reflected in its most recently filed Annual Statement and Quarterly Statement comply in all material respects with all applicable requirements of the relevant Insurance Regulatory Authority and of any other Governmental Authority having jurisdiction over the investment of its funds. The amounts shown in the most recently filed Annual Statement and Quarterly Statement for each of the Insurance Subsidiaries for reserves, policy and contract claims, agents' balances and uncollected premiums and Statutory Liabilities were computed in accordance with commonly accepted actuarial standards consistently applied, were fairly stated in accordance with sound actuarial principles, were based on actuarial assumptions that were in accordance with or more stringent than those called for in the insurance policies and contracts and in the related reinsurance, co-insurance or similar contracts of such Insurance Subsidiaries, were computed on the basis of assumptions consistent with those of the preceding fiscal year, and meet the requirements of each relevant Insurance Regulatory Authority and of any other Governmental Authority having jurisdiction. Such reserves as established by each Insurance Subsidiary were, in the judgment of the Borrower, adequate as of such date for the payment by such Insurance Subsidiary of all of its insurance benefits, losses, claims and investigative expenses. Marketable securities and short-term investments reflected in each Insurance Subsidiary's most recently filed Annual Statement and Quarterly Statement are valued at cost, amortized cost or market value, as required by applicable Requirements of Law.

     4.11. Ownership of Properties. Each of the Borrower and its Subsidiaries has good and marketable title to all real property owned by it, holds interests as lessee under valid leases in full force and effect with respect to all leased real and personal property used in connection with its business, and has good title to all of its other properties and assets reflected in the most recent Historical Financial Statements (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens and in each case except to the extent the failure to own or hold such property would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     4.12. Plans. (a) Schedule 4.12(a) lists all Plans of the Borrower and its Subsidiaries in effect as of the Amendment Effective Date and separately identifies which of such Plans are intended to be Qualified Plans and Multiemployer Plans. Each Plan is in compliance in all material respects with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code (including provisions therein relating to the filing of reports in respect of such Plan, which reports are true and correct in all material respects as of the date filed).

     (b) Each Qualified Plan has an Internal Revenue Service favorable determination letter indicating that such Plan is qualified and that the trust created thereunder is exempt from tax under the provisions of Section 501 of the Internal Revenue Code, or the remedial amendment period under Section 401(b) of the Internal Revenue Code within which such a determination may be applied for has not yet expired (or an application for such determination is pending before the Internal Revenue Service), and, to the knowledge of the Borrower, nothing has occurred that would cause the loss of such qualified or tax-exempt status or would cause the Internal Revenue Service not to issue any such determination.

     (c) Except as disclosed on Schedule 4.12(c), no Plan provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment, except to the extent required by
Section 4980B of the Internal Revenue Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under Section 4980B of the Internal Revenue Code. The Borrower and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Internal Revenue Code.

     (d) No ERISA Event has occurred (except with respect to Reportable Events that have occurred by reason of a change in a controlled group) or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Pension Plan.

     (e) Except for such as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, there are no pending or, to the knowledge of the Borrower, threatened claims, actions or proceedings against or with respect to any Plan by the Internal Revenue Service, Department of Labor, Equal Employment Opportunity Commission or any participant, beneficiary or other Person involving any aspect of any Plan or its assets or any fiduciary with respect to any Plan (other than routine benefit claims), nor are there any facts or circumstances that could reasonably be expected to form the basis for any such claim, action or proceeding.

     (f) To the knowledge of the Borrower, neither the Borrower nor any ERISA Affiliate reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA that would be reasonably likely to have a Material Adverse Effect (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Pension Plan.

     (g) There is no outstanding penalty, interest or excise tax under the Internal Revenue Code or ERISA with respect to any Plan, which penalty, interest or excise tax would be reasonably likely to have a Material Adverse Effect.

     (h) With respect to each Pension Plan, (i) all required contributions and payments have been made (including any employee election contributions described in Section 401(k) of the Internal Revenue Code) by their applicable due date and (ii) all benefits due thereunder have been paid.

     4.13. Solvency. The Borrower and its Subsidiaries, taken as a whole, have capital sufficient to carry on their businesses as conducted and as proposed to be conducted, and have assets with a fair saleable value (i) not less than the amount required to pay the probable liability on their existing debts as they become absolute and matured and (ii) greater than the total amount of their liabilities (including identified contingent liabilities); and neither the Borrower nor any of its Significant Subsidiaries intends to, or believes that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

     4.14. Environmental Matters. (a) (i) No Hazardous Substances are or have been generated, used, released, treated, disposed of or stored by the Borrower or its Subsidiaries or are, to the knowledge of the Borrower, otherwise located, in, on or under any portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries, except in material compliance with all applicable Environmental Laws, and no portion of any such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries, including, without limitation, the soil and groundwater located thereon and thereunder, has been contaminated by any Hazardous Substance, and (ii) no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been or, to the knowledge of the Borrower, is presently the subject of an environmental audit, assessment or remedial action.

     (b) To the knowledge of the Borrower, (i) no portion of any real property, leased or owned, of the Borrower or any of its Subsidiaries has been used as or for a mine, a landfill, a dump or other disposal facility, a gasoline service station, or (other than for petroleum substances stored in the ordinary course of business) a petroleum products storage facility, (ii) no portion of such real property or any other real property at any time leased, owned or operated by the Borrower or any of its Subsidiaries has, pursuant to any Environmental Law, been placed on the "National Priorities List" or "CERCLIS List" (or any similar federal, state or local list) of sites subject to possible environmental problems, and (iii) there are not and have never been any underground storage tanks situated on any real property, leased or owned, of the Borrower or any of its Subsidiaries.

     (c) All activities and operations of the Borrower and its Subsidiaries are in material compliance with the requirements of all applicable Environmental Laws, and each of the Borrower and its Subsidiaries has timely filed all reports required to be filed, has acquired all necessary certificates, approvals and permits, and has generated and maintained in all material respects all required data, documentation and records required under all Environmental Laws.

     (d) Other than pursuant to claims made under policies written by the Insurance Subsidiaries in the ordinary course of business, neither the Borrower nor any of its Subsidiaries is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person with respect to, any actual or alleged

Environmental Claims; and, to the knowledge of the Borrower, there are no threatened actions, suits, proceedings or investigations with respect to Environmental Claims, nor any basis therefor.

     4.15. Compliance With Laws. Each of the Borrower and its Subsidiaries has timely filed all reports, documents and other materials required to be filed by it with any Governmental Authority, has retained all records and documents required to be retained by it and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure to do so, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

     4.16. Regulated Industries. Neither the Borrower nor any of its Subsidiaries is (i) an "investment company," a company "controlled" by an "investment company," or an "investment advisor," within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company," a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.17. Reinsurance Agreements. Schedule 4.17 lists, as of the Amendment Effective Date, each Reinsurance Agreement to which any of the Insurance Subsidiaries is a party, indicates the other parties thereto and the term thereof, and lists separately each Reinsurance Agreement no longer in force to which any of the Insurance Subsidiaries was a party and under which, to the knowledge of the Borrower, any material benefits or liabilities remain outstanding. Each such Reinsurance Agreement is in full force and effect; neither the Borrower nor any of its Insurance Subsidiaries or, to the knowledge of the Borrower, any other party thereto, is in default under any such contract; and the Borrower has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated. Each such Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant Annual Statement or Quarterly Statement at the time prepared. Each Person to whom the Borrower or any of its Subsidiaries has ceded any material liability pursuant to any Reinsurance Agreement has a rating of "A-" or better by A.M. Best & Company.

     4.18. Carried Insurance. Schedule 4.18 sets forth a true and complete summary of all material insurance policies or arrangements carried by the Borrower and its Significant Subsidiaries, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance programs that are in effect. The assets, properties and business of the Borrower and its Significant Subsidiaries are adequately insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     4.19. Indebtedness. Schedule 4.19 sets forth, as of the Amendment Effective Date, a complete and accurate list of all Indebtedness of the Borrower or any of its Subsidiaries having an aggregate principal amount in excess of $500,000 (other than the Indebtedness incurred pursuant to this Agreement and the other Loan Documents), designates the parties thereto, and indicates the principal amount outstanding thereunder, the scheduled maturity thereof and the existence of any Liens in respect thereof.

                           ARTICLE V

                     AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

     5.1. Financial Statements. The Borrower will deliver to each Lender:

     (a)  As soon as practicable and in any event within sixty
(60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1997, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries and an unaudited balance sheet of each Significant Subsidiary that is directly owned by the Borrower and that is not an Insurance Subsidiary, in each case as of the end of such fiscal quarter, and unaudited consolidated statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries and unaudited statements of income, retained earnings and cash flows for each Significant Subsidiary that is directly owned by the Borrower and that is not an Insurance Subsidiary, in each case for the fiscal quarter then ended and for that portion of the fiscal year then ended, and in each case for all of the foregoing statements setting forth comparative figures for the corresponding period in the preceding fiscal year, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments); and

     (b) As soon as practicable and in any event within 105 days after the end of each fiscal year, beginning with the current fiscal year, an audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and audited consolidated statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes to each, in each case setting forth comparative figures for the preceding fiscal year, certified by the independent certified public accounting firm regularly retained by the Borrower or another independent certified public accounting firm reasonably acceptable to the Required Lenders, together with (i) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly the consolidated financial position and results of operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated in accordance with Generally Accepted Accounting Principles and (ii) a report by such accountants to the effect that, based on and in connection with their examination of the financial statements of the Borrower and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Event of Default relating to accounting or financial reporting matters, or a statement specifying the nature and period of existence of any such Event of Default disclosed by their audit; provided, however, that such accountants shall not be liable by reason of the failure to obtain knowledge of any Event of Default that would not be disclosed or revealed in the course of their audit examination.

     5.2. Statutory Financial Statements. The Borrower will deliver to each Lender:

     (a)  As soon as practicable and in any event within sixty
(60) days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending March 31, 1997, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Principles; and

     (b) As soon as practicable and in any event within seventy-five (75) days after the end of each fiscal year, beginning with the current fiscal year, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Principles.

     5.3. Other Business and Financial Information. The Borrower will deliver to each Lender:

     (a) Concurrently with each delivery of the financial statements described in Sections 5.1 and 5.2, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, executed by the Senior Financial Officer of the Borrower (together, in the case of the financial statements described in Section 5.1, with a Rate Calculation Worksheet and a Covenant Compliance Worksheet reflecting the computation of the financial covenant set forth in Section 6.5 as of the last day of the period covered by such financial statements, and in the case of the financial statements described in Section 5.2, with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections
6.1 through 6.4 as of the last day of the period covered by such financial statements);

     (b) Promptly upon filing with the relevant Insurance Regulatory Authority and in any event within ninety-five (95) days after the end of each fiscal year, beginning with the current fiscal year, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable Insurance Code;

     (c)  As soon as practicable and in any event within thirty
(30) days after the beginning of each fiscal year, beginning with the fiscal year ending December 31, 1996, new business plans and a consolidated operating budget for the Borrower for such fiscal year and projected financial statements for the Borrower for the remaining stated term of the Facility, consisting of a consolidated balance sheet, statement of income and cash flow, together with a certificate of the chief executive officer or Senior Financial Officer of the Borrower to the effect that such budgets and financial projections have been prepared in good faith and are reasonable estimates of the financial position and results of operations of the Borrower for the period covered thereby;

     (d)  Promptly upon (and in any event within twenty (20)
Business Days after) receipt thereof, a copy of each final report to each Insurance Subsidiary from the NAIC as to such Insurance
Subsidiary's status under the relevant IRIS Tests;

     (e) Promptly upon (and in any event within twenty (20) Business Days after) receipt or completion thereof, copies of any "management letter," or other significant report or significant communication, submitted to the Borrower or any of its Subsidiaries by its certified public accountants, and any response reports from the Borrower or any such Subsidiary in respect thereof, in connection with each annual, interim or special audit;

     (f) Promptly upon (and in any event within twenty (20) Business Days after) the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any of its Subsidiaries shall send or make available generally to its shareholders,
(ii) all regular, periodic and special reports, registration statements and prospectuses that the Borrower or any of its Subsidiaries shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers or any national securities exchange, (iii) all significant reports on examination or similar significant reports, financial examination reports or market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, (iv) all significant filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates, and (v) all press releases and other statements that the Borrower or any of its Subsidiaries shall make available generally to the public concerning developments in the business of the Borrower or any of its Subsidiaries, other than press releases or statements issued in the ordinary course of business; and

     (g) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request.

     5.4. Notice of Certain Events. The Borrower will promptly, but in no event later than five (5) Business Days after obtaining knowledge thereof, give written notice to each Lender of:

     (a) The occurrence of any Default or Event of Default, together with a written statement of the chief executive officer or Senior Financial Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that each of the Borrower and its Subsidiaries has taken and proposes to take with respect thereto;

     (b) The institution or threatened institution of any action, suit, investigation or proceeding against or affecting the Borrower or any of its Subsidiaries, including any such investigation or proceeding by any Insurance Regulatory Authority or other Governmental Authority (other than routine periodic inquiries, investigations or reviews), together with copies of any filings, communications, reports or other information relating thereto made available to the Borrower or any of its Subsidiaries, except such as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect;

     (c) The receipt by the Borrower or any of its Subsidiaries from any Governmental Authority of a notice of violation or noncompliance by the Borrower or any of its Subsidiaries that, if established, would be reasonably likely to have a Material Adverse Effect, or a notice of any actual or threatened suspension, termination, limitation or revocation of any license, permit or authorization (including, without limitation, any License) of the Borrower or any of its Subsidiaries where such action would be reasonably likely to have a Material Adverse Effect, together with a copy of such notice and any other information relating thereto made available to the Borrower or any of its Subsidiaries;

     (d) The occurrence of any changes in any Insurance Code governing the investment or dividend practices of any of the Insurance Subsidiaries that would be reasonably likely to have a Material Adverse Effect;

     (e) Any change in the rating of any Insurance Subsidiary by A.M. Best & Co., Inc.;

     (f) The occurrence of any amendment or modification to any Reinsurance Agreement (whether entered into before or after the Amendment Effective Date), including any Reinsurance Agreements that are in a runoff mode on the Amendment Effective Date, which amendment or modification would be reasonably likely to have a Material Adverse Effect; or the receipt by the Borrower or any of its Subsidiaries of any written notice of denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which it is a party or any cancellation or change in any material insurance policy carried by it, which would be reasonably likely to have a Material Adverse Effect;

     (g) The occurrence of any ERISA Event with respect to the Borrower or any of its ERISA Affiliates, together with (i) a written statement of the chief executive officer or Senior Financial Officer of the Borrower specifying the details of such ERISA Event and the action that the Borrower or such ERISA Affiliate has taken or proposes to take with respect thereto,
(ii) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (iii) any notice delivered by the PBGC to the Borrower or such ERISA Affiliate with respect to such ERISA Event;

     (h) The occurrence of any of the following, together with a reasonably detailed description thereof and copies of any filings, communications, reports or other information relating thereto made available to the Borrower or any of its
Subsidiaries: (i) the taking of any remedial action by the Borrower, any of its Subsidiaries or any other Person in response to the actual or alleged generation, storage, release, disposal or discharge of any Hazardous Substances on, to, upon or from any of the real property, leased or owned, of the Borrower or any of its Subsidiaries; (ii) any pending or threatened Environmental Claim against or affecting the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned (other than pursuant to claims made under policies written by the Insurance Subsidiaries in the ordinary course of business); or
(iii) any other condition or occurrence on or arising from or with respect to any real property, leased or owned, of the Borrower or any of its Subsidiaries, that (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law, (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any of their respective real property, leased or owned, or (z) could reasonably be anticipated to cause any of such real property, or any interest therein (including leaseholds), to be subject to any restrictions on ownership, occupancy, use or transfer under any Environmental Law; but in each case under clauses (i), (ii) and (iii) above, only to the extent the same would be reasonably likely to have a Material Adverse Effect; and

     (i) Any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect, together with a written statement of the chief executive officer or Senior Financial Officer of the Borrower setting forth the nature and period of existence thereof and the action that each of the Borrower and its Subsidiaries has taken and proposes to take with respect thereto.

     5.5. Corporate Existence; Franchises; Maintenance of Properties. The Borrower will, and will cause each of its Significant Subsidiaries to, (i) except as permitted by
Section 7.1, maintain and preserve in full force and effect its corporate existence, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations (including, without limitation, Licenses) required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and
(iii) keep all properties materially useful to its business in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

     5.6. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, including, without limitation, applicable Insurance Codes, except to the extent the failure so to comply would not be reasonably likely to have a Material Adverse Effect.

     5.7. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, (i) pay all Indebtedness as and when due (subject to any applicable subordination provisions) and otherwise comply with and perform all contracts, agreements and instruments creating or evidencing Indebtedness to which it is a party, except to the extent failure to do so would not be reasonably likely to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which the Borrower or such Subsidiary is maintaining adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles.

     5.8. Insurance. The Borrower will, and will cause each of its Significant Subsidiaries to, maintain with responsible insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by prudent companies similarly situated.

     5.9. Maintenance of Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to,
(i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with Generally Accepted Accounting Principles or Statutory Accounting Principles, as applicable, and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Agent or any Lender to inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time during business hours as may be reasonably requested.

     5.10. Dividends. The Borrower (i) will take all action necessary to cause its Subsidiaries to make such dividends, distributions or other payments to the Borrower as shall be necessary for the Borrower to make payments of the principal of and interest on the Loans in accordance with this Agreement, including scheduled repayments required under Section 2.5(b), and
(ii) in furtherance of
the foregoing, and without limitation thereof, will take all action necessary to cause any dividends or other distributions paid to Viking Holdings by its Subsidiaries to be paid over immediately (and in any event by the next Business Day after receipt thereof) to the Borrower. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to the Borrower, or for the Borrower to make any such principal or interest payments, the Borrower will forthwith exercise its best efforts and take all actions permitted by law and necessary to obtain such approval.

     5.11. Ownership of Insurance Subsidiaries. The Borrower will cause each of its Insurance Subsidiaries that is a Significant Subsidiary to remain at all times a direct or indirect Wholly Owned Subsidiary of the Borrower.

     5.12. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, restatements, modifications or supplements hereto and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Agent or the Required Lenders to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Lenders and the Agent under this Agreement and the other Loan Documents.


                           ARTICLE VI

                      FINANCIAL COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

     6.1. Consolidated Statutory Surplus. The Borrower will cause Consolidated Statutory Surplus to be no less than $200,000,000 at all times from and after the Amendment Effective
Date.

     6.2. Operating Leverage Ratio. The Borrower will cause each Insurance Subsidiary that is a Significant Subsidiary to maintain a ratio of Net Written Premiums to Statutory Surplus of not greater than 3.0 to 1.0 (or any lower ratio required under any applicable Requirement of Law) at all times from and after the Amendment Effective Date.

     6.3. Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than 1.5 to 1.0 as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996.

     6.4. Risk-Based Capital. The Borrower will not permit "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the Original Credit Agreement Date (the "Model Act")) of GNIC or VICW as of the last day of any fiscal year, beginning with the current fiscal year, to be less than 150% of the applicable "Company Action Level RBC" (within the meaning of the Model Act) for GNIC or VICW, as applicable, as of such date.

     6.5. Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 1996, to be less than the sum of (i) $190,000,000, plus (ii) 30% of the aggregate of Consolidated Net Income for each fiscal quarter ending after December 31, 1996 (provided that Consolidated Net Income for any such fiscal quarter shall be taken into account for purposes of this calculation only if positive), plus
(iii) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower (as determined in accordance with Generally Accepted Accounting Principles) resulting from the issuance of equity securities or other capital investments after December 31, 1996 (including pursuant to the conversion or exchange of Indebtedness, but excluding options, rights, warrants and other equity securities issued pursuant to employee benefit plans and any equity securities issued upon the exercise, conversion or exchange thereof).


                          ARTICLE VII

                       NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of the Commitments and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

     7.1. Merger, Consolidation. The Borrower will not, and will not permit or cause any of its Significant Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that any Significant Subsidiary may merge or consolidate with another Subsidiary or with the Borrower so long as (y) the surviving corporation is the Borrower or a Wholly Owned Subsidiary and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

     7.2. Indebtedness. The Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

          (i)  Indebtedness incurred under this Agreement;

         (ii)  Indebtedness existing on the Amendment Effective
     Date and described on Schedule 4.19;

        (iii) Indebtedness under reimbursement obligations in respect of letters of credit issued for the benefit of the Insurance Subsidiaries in the ordinary course of their business to support the payment of claims arising under insurance contracts;

         (iv) Indebtedness in favor of Talegen created under the Acquisition Agreement; and consisting of contingent purchase price obligations;

          (v) Indebtedness incurred pursuant to Investment Borrowings, in an aggregate principal amount at any time outstanding not exceeding 25% of Consolidated Net Worth at such time (except to the extent such Indebtedness described in this clause (v) would then be permitted under clause (vii) below);

         (vi) Indebtedness of the Borrower under any Hedge Agreements entered into with any Lender in respect of the Indebtedness incurred pursuant to this Agreement, provided that the notional amount of all such agreements shall not exceed the Total Commitment at any time; and

        (vii) other Indebtedness (including purchase money Indebtedness secured by Liens of the type described in clause (vii) of the definition of Permitted Liens) in an aggregate principal amount at any time outstanding not to exceed $10,000,000 for the Borrower and its Subsidiaries.

     7.3. Liens. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, or enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than Permitted Liens.

     7.4. Disposition of Assets. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Material Assets, or enter into any arrangement with any Person providing for the lease by the Borrower or any Subsidiary as lessee of any Material Assets that have been sold or transferred by the Borrower or such Subsidiary to such Person, or agree to do any of the foregoing; provided, however, that any Subsidiary may, to the extent permitted by applicable Requirements of Law and each relevant Insurance Regulatory Authority, sell, assign or otherwise dispose of any of its Material Assets to the Borrower or another Wholly Owned Subsidiary so long as (y) such sale, assignment or disposition will not adversely affect the ability of any Insurance Subsidiary party thereto to pay dividends or otherwise make distributions to its parent corporation and
(z) immediately after giving effect thereto, no Default or Event of Default would exist.

     7.5. Investments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, (a) directly or indirectly, purchase, own, invest in or otherwise acquire any capital stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or become a partner or joint venturer in any partnership or joint venture, or (b) in any single transaction or series of related transactions (y) acquire any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, or (z) acquire securities of any Person having at least a majority of combined voting power of the then outstanding securities of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (any of the transactions described in clause (b) above, a "Third Party Acquisition," and the transactions described in clauses (a) and (b) above, collectively, "Investments"), or make a commitment or otherwise agree to do any of the foregoing, other than:

          (i)  Cash Equivalents;

         (ii) Investments consisting of loans and advances to employees for reasonable travel, relocation and business expenses in the ordinary course of business or prepaid expenses incurred in the ordinary course of business;

        (iii) Investments consisting of Indebtedness permitted under Section 7.2;

         (iv) existing Investments in corporations that are Subsidiaries as of the date hereof;

          (v) Investments comprised of direct ownership or leasehold interests in real property that are reflected on the December 31, 1995 Historical Financial Statements or made in connection with real property occupied by the Borrower and its Subsidiaries and required to be classified as real property on the consolidated balance sheet of the Borrower and its Subsidiaries; and

         (vi) Other Investments by the Borrower or its Insurance Subsidiaries to the extent permitted under applicable Requirements of Law, provided that (A) any such Investments in connection with a Third Party Acquisition may be made only so long as, immediately after giving effect thereto, no Default or Event of Default would exist, (B) the aggregate of such Investments in preferred stock or non-equity securities (in each case, excluding Investment Grade Securities) shall not at any time exceed 11% of Consolidated Investment Assets at such time, (C) the aggregate of such Investments (excluding Investments in Subsidiaries) in equity securities (including, without limitation, interests in limited partnerships and real estate investment trusts, but excluding preferred stock constituting Investment Grade Securities) shall not at any time exceed the lesser of
     (1) 17.5% of Consolidated Investment Assets at such time and
     (2) 60% of Consolidated Net Worth at such time and (D) no Investments comprised of direct ownership or leasehold interests in real property may be made except as expressly permitted under clause (v) above.

     7.6. Restricted Payments. The Borrower will not, and will not permit or cause any of its Significant Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, or enter into any agreement (other than this Agreement) that restricts its ability to declare or make any dividend payment or make any other distribution of cash, property or assets in respect of its capital stock or other ownership interests, except that:

          (i) the Borrower may declare and make dividend payments or other distributions payable solely in its capital stock;

         (ii) the Borrower may, pursuant to its shareholder rights plan, declare and make dividend payments or other distributions consisting of rights to purchase shares of its capital stock;

        (iii) each Significant Subsidiary may declare and make dividend payments or other distributions to the Borrower or another Subsidiary to the extent permitted under applicable Requirements of Law and, as to the Insurance Subsidiaries, by each relevant Insurance Regulatory Authority; and

         (iv) the Borrower may declare and pay cash dividends in respect of its capital stock and purchase, redeem, retire or otherwise acquire shares of its capital stock, in each case so long as immediately after giving effect thereto, no Default or Event of Default would exist.

     7.7. Transactions with Affiliates. The Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

          (i) performance by the Borrower and its Subsidiaries of the agreements described on Schedule 7.7;

         (ii) transactions otherwise expressly permitted hereunder; and

          (iii) the payment by the Borrower of reasonable and customary fees to members of its board of directors.

     7.8. Certain Amendments. The Borrower will not, and will not permit or cause any of its Subsidiaries to, amend, modify or change its articles or certificate of incorporation or bylaws, or any tax sharing or tax allocation agreement or management agreement to which it is or becomes a party, in each case other than any amendments, modifications or changes that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     7.9. Lines of Business. The Borrower will not, and will not permit or cause any of its Significant Subsidiaries to, engage in any business other than the property and casualty insurance business or a business reasonably incidental or related thereto; and the Borrower will not permit or cause Viking Holdings to create, incur or assume any liabilities or obligations of any nature or engage in or transact any business whatsoever, except that Viking Holdings may own and hold the capital stock of VICW and may distribute such capital stock to the Borrower or to a Wholly Owned Subsidiary of the Borrower pursuant to a liquidating distribution or a merger with and into the Borrower or a Wholly Owned Subsidiary of the Borrower.

     7.10. Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on
(i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its capital stock, or to make loans or advances to the Borrower, in each case other than such restrictions or encumbrances existing under or by reason of applicable Requirements of Law.

     7.11. Compliance of Plans. The Borrower will not, and will not permit or cause any ERISA Affiliate to, directly or indirectly, (i) take or fail to take any action that could reasonably be expected to result in a liability of the Borrower or any ERISA Affiliate to the PBGC or to a Multiemployer Plan,
(ii) terminate any Pension Plan subject to Title IV of ERISA so as to result in a liability of the Borrower or any ERISA Affiliate, (iii) permit to exist any ERISA Event, or any other event or condition, that presents the risk of a liability of the Borrower or any ERISA Affiliate, or

(iv) operate any Plan in a manner such that the Borrower or any ERISA Affiliate will incur a tax liability under Section 4980B of the Internal Revenue Code or a material liability to any "qualified beneficiary" within the meaning of Section 4980B of the Internal Revenue Code, in each case under clauses (i) through
(iv) above to the extent the same would be reasonably likely to have a Material Adverse Effect.

     7.12. Fiscal Year. The Borrower will not, and will not permit or cause any of its Subsidiaries to, change the ending date of its fiscal year to a date other than December 31 unless
(i) the Borrower shall have given the Lenders written notice of its intention to change such fiscal year at least sixty (60) days prior to the effective date thereof and (ii) prior to such effective date this Agreement shall have been amended to make any changes in the financial covenants and other terms and conditions to the extent necessary, in the reasonable determination of the Required Lenders, to reflect the new fiscal year ending date.

     7.13. Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required to conform the policies and practices employed with respect to Viking Holdings and VICW to the Borrower's policies and practices and except as may be required by Generally Accepted Accounting Principles or Statutory Accounting Principles, as applicable.

     7.14. Reinsurance Agreements. The Borrower will not, and will not permit or cause any of its Insurance Subsidiaries to, (i) be or become a party to any material Reinsurance Agreement (whether in effect as of the date hereof or at any time hereafter) with any reinsurer not rated "A-" or better by A.M. Best & Company, or (ii) enter into any Reinsurance Agreements, or make any change or modification to any Reinsurance Agreements, that would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.


                          ARTICLE VIII

                       EVENTS OF DEFAULT

     8.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) The Borrower shall fail to pay any principal of the Loans when due;

     (b) The Borrower shall fail to pay any interest on the Loans, any fees or any other Obligations when due, and such failure shall continue unremedied for one (1) Business Day;

     (c) The Borrower shall fail to observe, perform or comply with any term, condition or covenant contained in Sections 2.12, 5.4(a), 5.7(i), 5.10(ii), 5.11, 6.1 through 6.5, inclusive, 7.1 through 7.7, inclusive, or 7.11;

     (d) The Borrower shall fail to observe, perform or comply with any term, condition or covenant contained in this Agreement other than those enumerated in subsections (a), (b) and (c) above, and such failure shall continue unremedied for a period of
(i) three (3) Business Days after the Borrower acquires knowledge thereof, in the case of any of the covenants set forth in Sections 5.1,

5.2 and 5.3, (ii) five (5) Business Days after the Borrower acquires knowledge thereof, in the case of any of the covenants set forth in Sections 7.8, 7.9, 7.10, 7.12, 7.13 and 7.14, and
(iii) thirty (30) days after the Borrower acquires knowledge thereof, in all other instances;

     (e) The Borrower or any of its Subsidiaries shall fail to observe, perform or comply with any term, condition or covenant contained in any of the Loan Documents other than this Agreement, and such failure shall continue unremedied for any grace period specifically applicable thereto or, if no such grace period is applicable, for a period of thirty (30) days after the Borrower acquires knowledge thereof;

     (f) Any representation or warranty made in writing by or on behalf of any the Borrower or any of its Subsidiaries in this Agreement, any of the other Loan Documents or in any certificate, instrument or document delivered in connection herewith or therewith, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or incorrect in any material respect at the time as of which such representation or warranty was made;

     (g) The Borrower or any of its Subsidiaries shall fail to pay when due, whether by scheduled maturity, acceleration or otherwise (taking into account any applicable grace period), any principal of, interest on or other amount payable in respect of any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement) having an aggregate principal amount of at least $1,000,000; any other default or event of default shall occur under the terms of any agreement or instrument pursuant to which the Borrower or any of its Subsidiaries has incurred any such Indebtedness, the effect of which default or event of default is to accelerate, or permit acceleration of (after any applicable grace period, notice or lapse of time), the maturity of at least $1,000,000 in principal amount of such Indebtedness; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or redeemed (other than pursuant to a regular schedule therefor), purchased or defeased, or an offer to prepay, redeem, purchase or defease shall be required to be made, in each case prior to the stated maturity thereof;

     (h) The Borrower or any of its Significant Subsidiaries shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of all or a substantial part of its properties, (iii) fail generally to pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due, (iv) make a general assignment for the benefit of creditors or (v) take any corporate action to authorize or approve any of the actions described above;

     (i) Any involuntary petition or case shall be filed or commenced against the Borrower or any of its Significant Subsidiaries seeking liquidation, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which petition or case is not dismissed, bonded or discharged within sixty (60) days of the date of filing; or an order for relief (including, without limitation, the appointment of a custodian, trustee, receiver or similar official) shall be entered in any such proceeding, which order is not immediately stayed or made subject to other similar relief;

     (j)  Any Insurance Regulatory Authority or other
Governmental Authority having jurisdiction shall issue any order of conservation, supervision, rehabilitation or liquidation or any other order of similar effect in respect of any Insurance
Subsidiary that is a Significant Subsidiary;

     (k) The Borrower or any of its Significant Subsidiaries shall cease in any respect to conduct business as now conducted or be enjoined, restrained or in any way prevented by order of court or any other Governmental Authority from conducting all or any part of its business affairs, and the same would be reasonably likely to have a Material Adverse Effect;

     (l) Any one or more judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (not reimbursed or reimbursable by an insurer that has acknowledged its liability in writing) in excess of $1,000,000 shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective properties, and all such judgments and processes shall not be dismissed, vacated, stayed, discharged or bonded for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder, and, if bonded, such bond (or a replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged;

     (m) Any Lien, levy or assessment, or notice thereof, shall be filed of record with respect to all or any portion of the assets of the Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority, including, without limitation, the PBGC; such Lien, levy or assessment, taken together with all other Liens, levies or assessments then of record (other than Permitted Liens) with respect to the assets of the Borrower and its Subsidiaries, taken as a whole, exceeds $1,000,000; and such Lien, levy or assessment shall be executed upon or shall not be paid, dismissed, vacated, stayed, released, bonded or discharged within thirty (30) days after the same becomes a Lien or, in the case of a Lien involving ad valorem taxes, prior to the last day when payment may be made without penalty;

     (n) Any of the following shall occur with respect to any Pension Plan maintained by the Borrower or any of its ERISA Affiliates with Unfunded Pension Liabilities in excess of $1,000,000 (as calculated on a termination basis in accordance with the regulations issued by the PBGC): (i) a Reportable Event (which is not waived by the PBGC) with respect to any such Pension Plan that presents the risk of a material liability of the Borrower or any ERISA Affiliate; (ii) the termination of any such Pension Plan in a "distress termination" under the provisions of section 4041 of ERISA; (iii) the appointment of a trustee by an appropriate United States District Court to administer any such Pension Plan; (iv) the institution of any proceedings by the PBGC to terminate any such Pension Plan or to appoint a trustee to administer any such Pension Plan; or (v) the failure of the Borrower or such ERISA Affiliate to notify the Agent promptly upon its receipt of any notice of the institution of any proceeding or any other actions that may result in the termination of any such Pension Plan;

     (o) Any one or more licenses, permits or authorizations now or hereafter held by the Borrower or any of its Subsidiaries shall be terminated, suspended or revoked or shall not be renewed, which terminations, suspensions, revocations or failures to renew would, individually or in the aggregate, have a Material Adverse Effect;

     (p) The occurrence of any one or more changes in any applicable Insurance Codes governing the dividend practices of any of the Insurance Subsidiaries, which changes would, individually or in the aggregate, have a Material Adverse Effect;

     (q) The occurrence of any one or more changes in the status of any of the Reinsurance Agreements of any of the Insurance
Subsidiaries, which changes would, individually or in the aggregate, have a Material Adverse Effect; or

     (r)  The occurrence of a Change of Control.

     8.2. Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitment of each Lender to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to Sections 8.1(h),
(i) or (j), all of the Commitments shall automatically be terminated);

     (b) Declare all or any part of the outstanding principal amount of the Loans, all unpaid interest accrued thereon, and all other amounts payable under this Agreement, the Notes and the other Loan Documents to be immediately due and payable, whereupon such outstanding principal amounts, accrued interest and other such amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to Sections 8.1(h), (i) or (j), all of such outstanding principal amounts, accrued interest and other such amounts shall automatically become immediately due and payable);

     (c) Take any and all action necessary to obtain, at the Borrower's expense and as soon as reasonably possible, a current Actuarial Report with respect to each Insurance Subsidiary (the Borrower hereby agreeing to cooperate in connection therewith); and

     (d) Exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.

     8.3. Remedies: Set-Off. In addition to all other rights and remedies available under the Loan Documents or applicable law or otherwise, upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates may, and each is hereby authorized by the Borrower, at any such time and from time to time, to the fullest extent permitted by applicable law, without presentment, demand, protest or other notice of any kind, all of which are hereby knowingly and expressly waived by the Borrower, to set off and to apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held, and any other indebtedness at any time owing, by such Lender or any of its Affiliates to or for the credit or the account of the Borrower against any or all of the Obligations to such Lender now or hereafter existing, whether or not such Obligations may be contingent or unmatured, the Borrower hereby granting to each Lender a continuing security interest in and Lien upon all such deposits and other property as security for such Obligations. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. Notwithstanding anything herein or in any other Loan Document to the contrary, all rights of set-off and application hereunder are specifically limited to the deposits and assets of the Borrower, and under no circumstances whatsoever shall any Lender or any Affiliate of any Lender be entitled to set off or apply against the Obligations of the Borrower, or have any Lien upon, any deposits or other property of any Subsidiary (including, without limitation, any Insurance Subsidiary) held by such Lender or Affiliate for the credit or account of such Subsidiary or any other indebtedness owing by such Lender or Affiliate to any Subsidiary.


                           ARTICLE IX

                           THE AGENT

     9.1. Appointment. The Lenders hereby designate and appoint First Union as Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to enter into and take such action as agent on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. Each Lender agrees that the rights and remedies granted under this Agreement and the other Loan Documents shall be exercised solely by the Agent, at the direction or with the consent of the Required Lenders, and that no Lender shall have any right individually to exercise any such right or remedy except to the extent, if any, expressly provided herein or therein. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

     9.2. Nature of Duties. The Agent shall not have any duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

     9.3. Absence of Reliance on the Agent. (a) Each Lender acknowledges that neither the Agent nor any of its officers, directors, employees or agents has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender.

     (b) Each Lender acknowledges that, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed and may deem appropriate, it has made and will continue to make its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries in connection with its decision to enter into this Agreement and extend credit to the Borrower hereunder, and will continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder.

     (c) Except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may come into its possession, whether before the making of the initial Loans or at any time or times thereafter.

     (d) The Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrower, its Subsidiaries or any other Person, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower, its Subsidiaries or any other Person or the existence or possible existence of any Default or Event of Default.

     9.4. Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received such instructions, and the Agent shall incur no liability to any Person by reason of so refraining. The Agent shall not be obligated to take any action hereunder or under any other Loan Document (i) if such action would, in the reasonable opinion of the Agent, be contrary to applicable law or this Agreement or any of the other Loan Documents, (ii) if it shall not receive such advice or concurrence of the Required Lenders as it reasonably deems appropriate or (iii) if it shall not first be indemnified to its satisfaction by the Lenders requesting such action against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender or holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

     9.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than any Default or Event of Default arising out of the failure to pay any principal, interest, fees or other amounts payable to the Agent for the account of the Lenders, as to which the Agent shall be deemed to have knowledge), unless the Agent shall have received written notice from the Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent will give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto.

     9.6. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, telex, teletype or facsimile message, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     9.7. Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders will reimburse and indemnify the Agent, in proportion to their respective percentages as used in determining the Required Lenders as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the repayment in full of the Loans and the termination of the Commitments) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and in particular will reimburse the Agent for its out-of-pocket expenses promptly upon demand by the Agent therefor; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct.

     9.8. The Agent in its Individual Capacity. With respect to its Commitment, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers under the Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Subsidiaries or any of their respective Affiliates as if it were not performing the agency duties specified herein, and may accept fees and other consideration from any of them for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     9.9. Holders. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

     9.10. Successor Agent. The Agent may resign from its duties as such at any time upon thirty (30) days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Agent as provided hereinbelow. Upon any such notice of resignation by the Agent, the Required Lenders will, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld, appoint from among the Lenders a successor to the Agent (provided that the Borrower's consent shall not be required in the event a Default or Event of Default shall then have occurred and be continuing). If no successor to the Agent shall have been appointed within such thirty-day period, the resigning Agent may, after consulting with the Borrower and the Lenders, appoint its successor from among the Lenders, which successor shall serve until such time, if any, as the Required Lenders shall have appointed a successor as provided hereinabove. Upon the written acceptance of any appointment by a successor to the resigning Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the Agent's resignation as such, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                           ARTICLE X

                         MISCELLANEOUS

     10.1. Survival. All representations, warranties, covenants and agreements made by or on behalf of the Borrower or any of its Subsidiaries in this Agreement and in each of the other Loan Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of Annex 1, Section 2.11 and the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, including, without limitation, the provisions of Sections 2.14(a), 2.14(b), 2.15, 2.16, 9.7, 10.5 and 10.6, shall survive the termination of the Commitments and any termination or cancellation of this Agreement or any of the other Loan Documents.

     10.2. Governing Law; Consent to Jurisdiction.  THIS
AGREEMENT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL
BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE
GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO THE
CONFLICTS OF LAW PROVISIONS THEREOF).  AS PART OF THE
CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER
HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED
WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR
ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER
LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS
AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING
TO WHICH THE AGENT OR ANY LENDER OR THE BORROWER IS A PARTY,
INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN
CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING,
STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR
ANY LENDER OR THE BORROWER AND THAT ARISES UNDER OR IN CONNECTION
WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  THE
BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED
THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED
ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS
TO THE CONDUCT OF ANY SUCH PROCEEDING.  THE BORROWER CONSENTS THAT ALL

SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     10.3. Waiver of Jury Trial. THE BORROWER AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, THE AGENT AND EACH LENDER, HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT OR ANY LENDER OR THE BORROWER. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the Borrower and, by its acceptance of the benefits hereof, the Agent and each Lender, (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that it has relied on this waiver in entering into this Agreement or accepting the benefits hereof, as the case may be, and that it will continue to rely on this waiver in its related future dealings with the other parties hereto, and
(ii) further warrants and represents that it has reviewed this waiver with its legal counsel and that, based upon such review, it knowingly and voluntarily waives its jury trial rights to the extent permitted by applicable law. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY BE MODIFIED ONLY BY THE EXPRESS WRITTEN AGREEMENT OF ALL OF THE PARTIES TO THIS AGREEMENT, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS OR SUPPLEMENTS TO OR RESTATEMENTS OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. IN THE EVENT THAT THE WAIVER OF JURY TRIAL HEREIN SHALL BE DETERMINED TO BE INVALID OR UNENFORCEABLE AS A MATTER OF LAW WITH RESPECT TO ANY PARTY, THE PROVISIONS OF ANNEX 1 SHALL GOVERN AS TO THE MATTERS SET FORTH THEREIN WITH RESPECT TO SUCH PARTY.

     10.4. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

If to the Borrower:          Guaranty National Corporation
                             9800 South Meridian Boulevard
                             Englewood, Colorado 80112
                             Attention: Michael L. Pautler
                             Telephone: (303) 754-8701
                             Telecopy:  (303) 792-2360

With copies to:              Orion Capital Corporation
                             600 Fifth Avenue
                             New York, New York 10020
                             Attention: Mike Maloney
                             Telephone: (212) 332-8080
                             Telecopy:  (212) 247-4824

                             Ireland, Stapleton, Pryor & Pascoe, P.C.
                             1675 Broadway, Suite 2600
                             Denver, Colorado 80202
                             Attention: Hardin Holmes
                             Telephone: (303) 623-2700
                             Telecopy:  (303) 623-2062

If to the Agent:             First Union National Bank of
                             North Carolina
                             One First Union Center, TW-10
                             301 South College Street
                             Charlotte, North Carolina 28288-0608
                             Attention: Syndication Agency Services
                             Telephone: (704) 383-0281
                             Telecopy:  (704) 383-0288

If to any Lender:            At the address
                             set forth on its signature page
                             hereto (or, if to any Lender not a
                             party hereto as of the date hereof,
                             at the address set forth in its
                             Assignment and Acceptance)

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails,
(ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by it.

     10.5. Fees and Expenses.  The Borrower hereby agrees
(i) whether or not the transactions contemplated by this Agreement shall be consummated, to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of counsel to the Agent, including any local counsel and the allocated costs of in-house counsel) in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Loan Documents, any amendment, modification or waiver hereof or thereof or consent with respect hereto or thereto, and the administration of the Loans, (ii) to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, reasonable attorneys' fees and expenses, including the allocated costs of in-house counsel) in connection with (y) any refinancing or restructuring of the credit arrangement provided under this Agreement, whether in the nature of a "work-out," in any insolvency or bankruptcy proceeding or otherwise, and (z) the enforcement, attempted enforcement or preservation of any rights or remedies under this Agreement or any of the other Loan Documents, whether in any action, suit or proceeding (including any bankruptcy or insolvency proceeding) or otherwise, and
(iii) to pay and hold the Agent and each Lender harmless from and against all liability for any intangibles, documentary, stamp or other similar taxes, fees and excises, if any, including any interest and penalties, and any finder's or brokerage fees, commissions and expenses (other than any fees, commissions or expenses of finders or brokers engaged by the Agent or any Lender), that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents.

     10.6. Indemnification. The Borrower hereby agrees, whether or not the transactions contemplated by this Agreement shall be consummated and in addition to the costs and expenses payable under Section 10.5, from and at all times after the date of this Agreement to indemnify and hold the Agent and each Lender and each of their respective directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") harmless against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential (collectively, "Indemnified Costs"), that may at any time be imposed on, incurred by or asserted against any such Indemnified Person as a result of, arising from or in any way relating to the preparation, execution, performance or enforcement of this Agreement or any of the other Loan Documents, any of the transactions contemplated herein or therein or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loans, including with respect to any action, suit or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, related to any of the foregoing, and including, without limitation, in connection with the actual or alleged generation, presence or release of any Hazardous Substances on or from, or the transportation of Hazardous Substances to or from, any real property owned or leased by the Borrower or any of its Subsidiaries, and all other Environmental Claims, in any case whether or not such Indemnified Person is a party to any such action, proceeding or suit or a subject of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. All of the foregoing Indemnified Costs of any Indemnified Person shall be paid or reimbursed by the Borrower, as and when incurred and upon demand, and shall be additional Obligations hereunder.

     10.7. Amendments, Waivers, etc. No amendment, modification, waiver or (other than in accordance with its express terms) discharge or termination of, or consent to any departure by the Borrower from, any provision of this Agreement or any other Loan Document, shall be effective unless in a writing signed by the Required Lenders (or by the Agent at the request of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

     (a) unless agreed to by all of the Lenders, (i) reduce the principal amount of, or rate of interest on, any Loan, or reduce any fees or other Obligations (other than fees payable to the Agent for its own account) or any obligations of any other Person at any time primarily or contingently liable with respect to the Obligations, (ii) extend any date fixed for any payment of principal (including any scheduled date for mandatory reduction or termination of the Commitments (including the Facility Expiry
Date)), interest (other than additional interest payable under
Section 2.6(b) during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other Obligations, (iii) increase the Commitment of any Lender (it being understood that a waiver of any Event of Default shall not constitute such an increase), (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder (including as set forth in the definition of "Required Lenders"), (v) amend or modify any provision of this Section 10.7 or (vi) consent to the sale, assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any of the other Loan Documents; and

     (b) unless agreed to by the Agent in addition to the Lenders required as provided hereinabove to take such action, affect the rights or obligations of the Agent hereunder or under any of the other Loan Documents;

and provided further that the Fee Letter may be amended or modified, and any rights thereunder waived, in a writing signed by the parties thereto.

     10.8. Assignments, Participations. (a) With the prior written consent of the Agent and the Borrower (to be evidenced by their counterexecution of the relevant Assignment and Acceptance), which consent shall not be unreasonably withheld (provided that such consent shall not be required in the case of any assignment by a Lender to any of its Affiliates), each Lender may assign to one or more other Persons (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) except in the case of an assignment to an Affiliate of such Lender, the amount of the Commitment of such assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the entire Commitment of such Lender immediately prior to such assignment or
(z) $5,000,000, (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment, and will pay a nonrefundable processing fee of $3,000 to the Agent for its own account (provided that such fee shall not be payable in the case of an assignment by a Lender to any of its Affiliates). Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein (a) the Assignee thereunder shall be deemed a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (b) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of Annex 1 and the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof, be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of the Agent and each other Lender party to this Agreement as if set forth at length herein.

     (b) The Agent will maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee and counterexecuted by the Agent and the Borrower, together with any Note or Notes subject to such assignment and (if required) the processing and recording fee referred to in Section 10.8(a), the Agent will, if such Assignment and Acceptance has been duly completed and is in substantially the form of Exhibit D,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Assignee in an aggregate amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an aggregate amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

     (d) Each Lender may sell to one or more other Persons (each, a "Participant") participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the outstanding Loans made by it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance of such obligations,
(ii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement,
(iii) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement (including, without limitation, all of its Commitment, the outstanding Loans made by it and the Note or Notes held by it), (iv) no Lender shall permit any Participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document except as to actions of the type described in clauses (i) and (ii) of Section 10.7(a) and (v) no Participant shall have any rights under this Agreement or any of the other Loan Documents, each Participant's rights against the granting Lender in respect of any participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not granted such participation. Notwithstanding the foregoing, each Participant shall have the rights of a Lender for purposes of Sections 2.14(a), 2.14(b), 2.15, 2.16 and 8.3, and shall be entitled to the benefits thereto, to the extent that the Lender granting such participation would be entitled to such benefits if the participation had not been made, provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of such Section as if it were a Lender subject thereto, and provided further that no Participant shall be entitled to receive any greater amount pursuant to any of such Sections than the Lender granting such participation would have been entitled to receive in respect of the amount of the participation made by such Lender to such Participant had such participation not been made.

     (e) The Agent and each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or Participant or proposed Assignee or Participant any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee or Participant or proposed Assignee or Participant agrees in writing to the Agent or such Lender, as the case may be, to keep such information confidential to the same extent required of the Lenders under Section 10.15.

     (f) Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note to any Federal Reserve Bank as security for borrowings therefrom.

     10.9. No Waiver. The rights and remedies of the Agent and the Lenders expressly set forth in this Agreement and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     10.10. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and all references herein to any party shall be deemed to include its successors and assigns; provided, however, that (i) the Borrower shall not sell, assign or transfer any of its rights, interests, duties or obligations under this Agreement and (ii) any Assignees and Participants shall have such rights and obligations with respect to this Agreement and the other Loan Documents as are provided for under and pursuant to the provisions of
Section 10.8.

     10.11. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     10.12. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. The provisions of Annex 1, the exhibits and schedules hereto and the other Loan Documents are incorporated in this Agreement by this reference. Except as otherwise provided herein and in the other Loan Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Loan Documents, the provision of this Agreement shall control.

     10.13. Entire Agreement. THIS AGREEMENT AND THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (A) EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, (B) SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, INCLUDING, WITHOUT LIMITATION, THE COMMITMENT LETTER FROM FIRST UNION TO THE BORROWER DATED OCTOBER 15, 1996, BUT SPECIFICALLY EXCLUDING THE FEE LETTER, AND (C) MAY NOT BE AMENDED, SUPPLEMENTED, CONTRADICTED OR OTHERWISE MODIFIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     10.14. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

     10.15. Confidentiality. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all nonpublic information provided to it by or on behalf of the Borrower or any Subsidiary in connection with this Agreement or any other Loan Document, and agrees not to use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement; provided, however, that any Lender may disclose such information (i) to its directors, employees and agents and to its auditors, counsel and other professional advisors (provided that such Persons have been made aware of the nonpublic and confidential nature of such information and of the restrictions herein against disclosure thereof), (ii) at the demand or request of any bank regulatory authority, court or other Governmental Authority having or asserting jurisdiction over such Lender, as may be required pursuant to subpoena or other legal process, or otherwise in order to comply with any applicable Requirement of Law (provided that notice of any such subpoena or other legal process shall be furnished to the Borrower unless such notice is legally prohibited or such Governmental Authority requests that such notice not be furnished to the Borrower), (iii) in connection with any proceeding to enforce its rights hereunder or other litigation or proceeding related hereto, (iv) to the Agent or any other Lender, (v) to the extent the same has become publicly available other than as a result of a breach of this Agreement and (vi) pursuant to and in accordance with the provisions of Section 10.8(e).

     10.16. Effect of Amendment and Restatement. This Agreement amends and restates the Original Credit Agreement in its entirety; provided, however, that the provisions of the Original Credit Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses for the benefit of the Agent and the Lenders (in each case, as defined in the Original Credit Agreement), including, without limitation, the provisions of Sections 2.14(a), 2.14(b), 2.15, 2.16, 9.7,
10.5 and 10.6 of the Original Credit Agreement, shall survive the effectiveness of this Agreement and the amendment and restatement of the Original Credit Agreement effected hereby. Upon the effectiveness of this Agreement, (i) all Existing Loans shall be deemed to be Loans hereunder, shall be evidenced by the Notes and shall be entitled to all of the benefits of this Agreement and the other Loan Documents, and (ii) all other Loan Documents, instruments, certificates, financial statements and other documents executed or delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant to the Original Credit Agreement at any time prior to the effectiveness of this Agreement shall be deemed to have been executed or delivered pursuant to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.



                         GUARANTY NATIONAL CORPORATION


                         By:   /s/ Michael L. Pautler

                         Title:   Senior Vice President

Commitment:                   FIRST UNION NATIONAL BANK OF
$26,000,000                     NORTH CAROLINA, as Agent and
                                as Lender


                         By:   /s/ Gail M. Golightly

                         Title:   Senior Vice President


                         Instructions for wire transfers to the
                           Agent:

                         First Union National Bank of
                           North Carolina
                         ABA Routing No. 053000219
                         Charlotte, North Carolina
                         General Ledger No. 465906, RC No. 5007
                         Attention: Syndication Agency Services
                         Re: Guaranty National Corporation


                         Address for notices (as a Lender):

                         First Union NationalBank of
                           North Carolina
                         Financial Institutions Group
                         One First Union Center, 5th Floor
                         301 South College Street
                         Charlotte, North Carolina 28288-0735
                         Attention: Robert C. Mayer, Jr.
                         Telephone: (704) 374-6628
                         Telecopy: (704) 383-7611

Commitment:                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY
$10,000,000

                         By:   /s/ John P. Judge

                         Title:   Vice President


                         Address:

                         1251 Avenue of the Americas
                         12th Floor, National Banking Department
                         New York, New York 10116-3138
                         Attention: Dane E. Holmes
                         Telephone: (212) 782-4275
                         Telecopy: (212) 782-4935

Commitment:                   THE FIRST NATIONAL BANK OF CHICAGO
$20,000,000

                         By:   /s/ Cynthia Priest

                         Title:   Vice President


                         Address:

                         One First National Plaza
                         Mail Suite 0085
                         Chicago, Illinois 60670-0085
                         Attention: Cindy Priest
                         Telephone: (312) 732-9565
                         Telecopy: (312) 732-4033

Commitment:                   FLEET NATIONAL BANK
$24,000,000

                         By:   /s/ Mark A. Wasilefsky

                         Title:   Assistant Vice President


                         Address:

                         777 Main Street, MSN 250
                         Hartford, Connecticut 06115
                         Attention: Mark Wasilefsky
                         Telephone: (860) 986-7934
                         Telecopy: (860) 986-1264

Commitment:                   MELLON BANK, N.A.
$20,000,000

                         By:   /s/ Susan M. Whitewood

                         Title:   Assistant Vice President


                         Address:

                         One Mellon Bank Center, Room 370
                         Pittsburgh, Pennsylvania 15258
                         Attention: Susan Whitewood
                         Telephone: (412) 234-7112
                         Telecopy: (412) 234-8087

Commitment:                   NORWEST BANK COLORADO, NATIONAL
$10,000,000                     ASSOCIATION


                         By:   /s/ Georgianne Brummett

                         Title:   Vice President


                         Address:

                         Norwest Bank Colorado, N.A.
                         1740 Broadway
                         Denver, Colorado 80274-8673
                         Attention: Georgianne S. Brummett
                         Telephone: (303) 863-5069
                         Telecopy: (303) 863-6670

                                           Annex 1 to Amended and Restated
                                                          Credit Agreement
                                                 First Union National Bank
                                               of North Carolina, as Agent
                                             Guaranty National Corporation
                                          December 16, 1996 / $110,000,000
                                            ______________________________


         Provisions for Alternative Dispute Resolution


     1. Arbitration. Except as otherwise specifically set forth in the Loan Documents or agreed to in writing by the Borrower, the Agent and the Lenders, and except as expressly provided otherwise in Section 3 below, in the event the Borrower's waiver of trial by jury contained in Section 10.3 of the Credit Agreement is determined to be invalid or unenforceable as a matter of law, then any action, dispute, claim or controversy between the parties, whether sounding in contract, tort, or otherwise, arising under the Credit Agreement or any of the other Loan Documents, arising out of or in connection with any of the Loan Documents, or any proceeding to which the Agent or any Lender is a party, including any actions based upon, arising out of, or in connection with any course of conduct, course of dealing, statement (whether oral or written), or actions of the Agent, any Lender or the Borrower ("Dispute" or "Disputes"), shall be resolved by arbitration as set forth in this Annex. Such Disputes shall be resolved by binding arbitration in accordance with Title 9 of the United States Code, as amended, and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as in effect from time to time (the "Rules"). In the event of any inconsistency between the Rules and the provisions of this Annex, the provisions of this Annex shall supersede the Rules. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding subject to the provisions of this Annex, the arbitrator is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions that are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in Section 4 below.

     2. Judicial Reference. If a Dispute is not submitted to arbitration as provided in Section 1 above for any reason, but becomes the subject of a judicial action, at any point in the proceeding, any party may elect to have any specific questions of fact or law, or all questions of fact or law, determined by a reference in accordance with Rule 53 of the North Carolina Rules of Civil Procedure (or the equivalent rule of another State, as applicable). A party shall not waive the right to request such judicial reference for any remaining questions of fact or law to be decided by virtue of the party's initiating or participating in judicial or other proceedings or by failure to request such a reference up to any point in a judicial proceeding. Whenever such an election is made, the parties shall designate to the court a single referee selected in the manner provided in Section 4 below. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

     3. Remedies. No provision of, nor the exercise of any rights under, Sections 1 or 2 above shall limit or otherwise affect the right of the Agent or any Lender (1) to exercise any self help remedies available under the Loan Documents and applicable law, including, without limitation, setoff, or to exercise any other judicial or nonjudicial rights and remedies available to it under any of the Loan Documents and applicable law, or (2) to obtain provisional or ancillary remedies, including, without limitation, injunctive relief and the appointment of a receiver, from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The Agent or any Lender's pursuit of provisional or ancillary remedies, or its exercise of self help and other judicial or nonjudicial remedies, shall not constitute a waiver of its right to submit the Dispute to arbitration or judicial reference.

     4. Selection of Arbitrator or Referee. Whenever an arbitration is required under Section 1 above or a referral is required under Section 2 above, the arbitrator or referee shall be selected in accordance with this Section 4. Except as otherwise provided, the arbitrator or referee shall be an attorney or retired judge selected in accordance with the Rules of the AAA. The parties agree to request that the arbitrator deliver a written opinion setting forth in reasonable detail the basis for his conclusions relating to the Dispute. Qualified retired judges shall be selected through panels maintained by AAA, or any North Carolina Superior Court (or a court, of an equivalent or higher level, of another State) or private organization providing such services. A single arbitrator who is an attorney but is not a retired judge shall have the power to render a maximum aggregate award against any party of $100,000. Where any party makes timely written request prior to appointment of the arbitrator, or where the claim of any party exceeds $100,000, the arbitrator shall be a retired judge formerly sitting on the bench in a North Carolina Superior Court or any higher State court (or a court, of an equivalent level, of another State), or a retired Federal court judge formerly sitting on the bench in a United States Court of Appeals or any Federal District Court. A single arbitrator who is a retired judge shall have the power to render a maximum aggregate award against any party of $1,000,000. Where any party seeks an award in excess of $1,000,000, the Dispute shall be decided by a majority vote of three arbitrators, at least one of whom shall meet the requirements for retired judges set forth herein. For purposes of this Section 4, the computation of the maximum award an arbitrator may make shall include any amounts awarded for arbitration fees, attorneys fees and all other related costs provided by Section 5 below.

     5. Miscellaneous. The Credit Agreement shall be interpreted, and the resolution of all Disputes and the rights and liabilities of the parties shall be determined, in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of North Carolina; provided that any arbitration questions arising under this Annex on dispute resolution shall be governed in accordance with Title 9 of the United States Code, as amended. This Annex is incorporated into and made a part of the Credit Agreement by this reference, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations and other communications on dispute resolution. To the extent any provision of this Annex is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Annex. Capitalized terms used herein without definition shall have the meanings assigned to them in the Credit Agreement. The provisions of this Annex shall survive any termination or expiration of the Credit Agreement until payment in full of the Obligations and termination of the Commitments, unless the parties otherwise expressly agree in writing. The arbitrator shall have the power to award to the prevailing party recovery of all costs, expenses and fees incurred by it (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs), and in particular, but without limitation of the foregoing, shall have the power to award to either party hereto, whether or not such party shall be the prevailing party in an arbitration, recovery of all costs, expenses and fees incurred by it (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs), but only to the extent payable or reimbursable by the other party under the applicable provisions of the Credit Agreement and the other Loan Documents, including, without limitation, Section 10.5 of the Credit Agreement.

                                          Annex 2 to Amended and Restated
                                                         Credit Agreement
                                                First Union National Bank
                                              of North Carolina, as Agent
                                            Guaranty National Corporation
                                         December 16, 1996 / $110,000,000
                                           ______________________________

                   Existing       Existing     Amount     Pro
                 Loans (Prior   Loans (After  Purchased   Rata
Lender           to Agreement)  (Assignment)   (Sold)     Share   Committment
------           -------------  ------------  ---------   -----   -----------
First Union
National Bank
of
North
Carolina      $21,818,182   $23,636,364   $1,818,182   23.6363%   $26,000,000

Bank of Tokyo-
Mitsubishi
Trust
Company       $9,090,909   $9,090,909      0          9.0909%     $10,000,000

The First
National
Bank of
Chicago      $9,090,909    $18,181,818     $9,090,909  18.1818%   $20,000,000

Fleet
National
Bank        $20,000,000    $21,818,182     $1,818,182  21.8181%   $24,000,000

Mellon
Bank, N.A.  $18,181,818    $18,181,818          0      18.1818%   $20,000,000

Norwest
Bank
Colorado,
N.A.       $21,818,182     $9,090,909     ($12,727,273)  9.0909%  $10,000,000
           -----------     ----------     -------------  -------  -----------
          $100,000,000   $100,000,000           0       100.000%  $110,000,000
           ===========    ===========     ============= ========  ============

                                            Exhibit A to Amended and Restated
                                                             Credit Agreement
                                                    First Union National Bank
                                                  of North Carolina, as Agent
                                                Guaranty National Corporation
                                             December 16, 1996 / $110,000,000
                                               ______________________________



                 FORM OF REVOLVING CREDIT NOTE


$______________                              ______________, ____
                                        Charlotte, North Carolina


     FOR VALUE RECEIVED, GUARANTY NATIONAL CORPORATION, a
Colorado corporation (the "Borrower"), hereby promises to pay to the order of

     ___________________________________________ (the "Lender"),
at the offices of First Union National Bank of North Carolina (the "Agent") located at 301 South College Street, Charlotte, North Carolina 28288-0608 (or at such other place or places as the Agent may designate) the principal sum of up to

     __________________________ DOLLARS AND ___/100
($___________), or such lesser amount as may constitute the unpaid principal amount of the Loans payable to the Lender, under the terms and conditions of this promissory note (this "Revolving Credit Note") and the Amended and Restated Credit Agreement, dated as of December 16, 1996, among the Borrower, the Lenders from time to time parties thereto, and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement"). The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit Note at the rates provided in the Credit Agreement.

     This Revolving Credit Note is one of a series of Notes issued to evidence the revolving credit Facility established under the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Credit Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Credit Note.

     In the event of an acceleration of the maturity of this Revolving Credit Note, this Revolving Credit Note, and all other indebtedness of the Borrower to the Lender, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Revolving Credit Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving
Credit Note to be executed under seal by its duly authorized corporate officer as of the day and year first above written.


                                                       GUARANTY
                              NATIONAL CORPORATION


                              By: _______________________________

                              Title: _____________________________


Borrower's Taxpayer Identification No. 84-0445021

                                         Exhibit B-1 to Amended and Restated
                                                            Credit Agreement
                                                   First Union National Bank
                                                 of North Carolina, as Agent
                                               Guaranty National Corporation
                                            December 16, 1996 / $110,000,000
                                              ______________________________


                            FORM OF
                      NOTICE OF BORROWING


                             [Date]



First Union National Bank of
  North Carolina, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services


Ladies and Gentlemen:

     The undersigned, Guaranty National Corporation (the "Company"), refers to the Amended and Restated Credit Agreement, dated as of December 16, 1996, among the Company, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(a) of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Credit Agreement:

          (i)  The Business Day of the Proposed Borrowing is
     _______________ (the "Borrowing Date"). (1)

         (ii)  The aggregate principal amount of the
     Proposed Borrowing is $_______________.

        (iii) The Loans comprising the Proposed Borrowing shall be initially maintained as [Base Rate Loans]
     [LIBOR Loans].

        [(iv) The initial Interest Period for each Loan made as part of the Proposed Borrowing shall be [one/two/three/six months].](2)
__________________________
(1) Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR loans).
(2) To be included for a Proposed Borrowing comprised of LIBOR Loans.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the Borrowing Date:

          (A) Each of the representations and warranties contained in Article IV of the Credit Agreement and in the other Loan Documents is and will be true and correct before and after giving effect to the Proposed
     Borrowing and to the application of the proceeds therefrom, as though made on each such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

          (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed
     Borrowing or from the application of the proceeds therefrom.

                              Very truly yours,

                              GUARANTY NATIONAL CORPORATION


                              By: ______________________________

                              Title:____________________________

                                         Exhibit B-2 to Amended and Restated
                                                            Credit Agreement
                                                   First Union National Bank
                                                 of North Carolina, as Agent
                                               Guaranty National Corporation
                                            December 16, 1996 / $110,000,000
                                              ______________________________



                            FORM OF
               NOTICE OF CONVERSION/CONTINUATION


                             [Date]



First Union National Bank of
  North Carolina, as Agent
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services


Ladies and Gentlemen:

     The undersigned, Guaranty National Corporation (the "Company"), refers to the Amended and Restated Credit Agreement, dated as of December 16, 1996, among the Company, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), and, pursuant to Section 2.9(b) of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a [conversion] [continuation] of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 2.9(b) of the Loan Agreement:

          (i)  The Business Day of the Proposed [Conversion]
     [Continuation] is _______________.(1)

         (ii) The Proposed [Conversion] [Continuation] involves $____________ in aggregate principal amount of Loans made pursuant to a Borrowing on _______________.

_____________________________
(1) Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable thereto.

        (iii) The Loans referred to in clause (ii) above are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base
     Rate/LIBOR Loans] [continued as LIBOR Loans].

        [(iv) The initial Interest Period for each Loan being [converted into] [continued as] a LIBOR Loan as part of the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].](2)

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the effective date of the Proposed [Conversion] [Continuation]:

          (A) Each of the representations and warranties contained in Article IV of the Credit Agreement and in the other Loan Documents is and will be true and correct before and after giving effect to the Proposed [Conversion] [Continuation], as though made on each such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

          (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed
     [Conversion] [Continuation].

                              Very truly yours,

                              GUARANTY NATIONAL CORPORATION


                              By: ______________________________

                              Title: ____________________________

___________________
(2)  To be included in the case of any conversion of Base Rate
Loans into, or continuation of, LIBOR Loans.

                                           Exhibit C to Amended and Restated
                                                            Credit Agreement
                                                   First Union National Bank
                                                 of North Carolina, as Agent
                                               Guaranty National Corporation
                                            December 16, 1996 / $110,000,000
                                                  __________________________


                            FORM OF
                     COMPLIANCE CERTIFICATE
                  (GAAP Financial Statements)


     THIS CERTIFICATE is given pursuant to Section 5.3(a) of the Amended and Restated Credit Agreement, dated as of December 16, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Guaranty National Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders.

     The undersigned hereby certifies that:

     1. He is the duly elected [Chief Executive Officer/[insert title of Senior Financial Officer]] of the Borrower.

     2. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [5.1(a)] [5.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles [(subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal year-end audit adjustments)](1) and fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

     3.   The undersigned has reviewed the terms of the Credit
Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

     4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

     Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]
___________________________
(1)  Insert the case of quarterly financial statements.

     5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Section 6.5 of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

     6.   Attached to this Certificate as Attachment B is a Rate
Calculation Worksheet reflecting the computation of the Capitalization Ratio as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.


                         [signature]

                         Name: _______________________________

                         Title: ________________________________

                          ATTACHMENT A

                 COVENANT COMPLIANCE WORKSHEET



Consolidated Net Worth
(Section 6.5 of the Credit Agreement)           Not less than the following:

(1)  Base Amount for calculating required
     Consolidated Net Worth                                    $190,000,000

(2)  Aggregate amount of Consolidated Net
     Income for each fiscal quarter ending
     after December 31, 1996 (2)              $_________

     Multiplied by:                                30%

     Equals: Consolidated Net Income adjustment                $
                                                                ===========

(3)  Aggregate amount of all increases
     in the stated capital and additional
     paid-in capital accounts of the Borrower
     resulting from the issuance of equity
     securities or other capital investments
     after December 31, 1996                                  $
                                                               ============

(4)  Required Consolidated Net Worth:
        Add Lines 1, 2 and 3                                  $
                                                               ============

(5)  Actual Consolidated Net Worth as of measurement date     $
                                                               ============
----------------------------------------------------------------------------
  (2) Consolidated Net Income for any fiscal quarter shall be included only if positive.

                          ATTACHMENT B

                   RATE CALCULATION WORKSHEET


Capitalization Ratio

(1)   Consolidated Indebtedness as of the
      measurement date (excluding Investment
      Borrowings to the extent permitted under
      Section 7.2 of the Credit Agreement)                    $
                                                               ============

(2)   Total Capitalization:

          (a)  Consolidated Indebtedness as of
               the measurement date (excluding
               Investment Borrowings to the extent
               permitted under Section 7.2 of the
               Credit Agreement)
                                                  $__________

          (b) Consolidated Net Worth as of
              the measurement date (from the
              Covenant Compliance Worksheet)
                                                  $__________

          (c) Total Capitalization:
              Add Lines 2(a) and 2(b)                          $
                                                                ============

(3)   Ratio of Consolidated Indebtedness to Total
      Capitalization:
             Divide Line 1 by Line 2(c)                        $
                                                                ============


Applicable LIBOR Margin (pursuant to the Credit Agreement):
                                                                 __________%

Applicable Commitment Fee Rate (pursuant to the Credit
     Agreement):
                                                                 __________%

                            FORM OF
                     COMPLIANCE CERTIFICATE
                (Statutory Financial Statements)


     THIS CERTIFICATE is given pursuant to Section 5.3(a) of the Amended and Restated Credit Agreement, dated as of December 16, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Guaranty National Corporation (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders.

     The undersigned hereby certifies that:

     1. He is the duly elected [Chief Executive Officer/[insert title of Senior Financial Officer]] of the Borrower.

     2. Enclosed with this Certificate are copies of the statutory financial statements of each Insurance Subsidiary as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [5.2(a)] [5.2(b)] of the Credit Agreement. Such statutory financial statements have been prepared in accordance with Statutory Accounting Principles [(subject to the absence of notes required by Statutory Accounting Principles and to normal year-end audit adjustments)](3) and fairly present the financial condition of each Insurance Subsidiary as of the date indicated and the results of operations, changes in capital and surplus and cash flow of each Insurance Subsidiary for the period covered thereby.

     3.   The undersigned has reviewed the terms of the Credit
Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

     4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

     Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

     5. Attached to this Certificate as Attachment A is a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Sections 6.1, 6.2, 6.3 and 6.4 of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.
_____________________
(3)  Insert in the case of quarterly statutory statements.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.


                         [signature]

                         Name:   _______________________________
                         Title: ________________________________

                          ATTACHMENT A

                 COVENANT COMPLIANCE WORKSHEET

Consolidated Statutory Surplus
(Section 6.1 of the Credit Agreement):            Not less than $200,000,000
(1)   Statutory Surplus of GNIC as of the
      measurement date                                $
                                                       =================
(2)   Statutory Surplus of VICW as of the
      measurement date                                $
                                                       =================

(3)   Consolidated Statutory Surplus:
      Add Lines 1 and 2
                                                      $
                                                       =================

(Include other Significant Subsidiaries as required.)

Operating Leverage Ratio
(Section 6.2 of the Credit Agreement):            Not greater than 3.0 to 1.0
(1)   GNIC
      (a)   Net Written Premiums as of
            the measurement date:                     $
                                                       ==================

      (b)   Statutory Surplus as of
            the measurement date:                     $
                                                       ==================
      (c)   Operating Leverage Ratio:
            Divide Line 1(a) by Line 1(b)
                                                       ==================

(2)   VICW
      (a)   Net Written Premiums as of
            the measurement date:                     $
                                                       ==================

      (b)   Statutory Surplus as of
            the measurement date:                     $
                                                       ==================

      (c)   Operating Leverage Ratio:
            Divide Line 1(a) by Line 1(b)
                                                       ==================

(Include other Significant Subsidiaries as required.)

Fixed Charge Coverage Ratio
(Section 6.3 of the Credit Agreement):              Not less than 1.5 to 1.0

(1)   Sources of Funds:

     (a) Aggregate Available Dividend Amount
         for the Measurement Period                       $________________

     (b) Aggregate management fees and lease payments
         received by the Borrower during the
         Measurement Period                               $________________

     (c) Aggregate tax receipts of the Borrower
         during the Measurement Period                    $________________

     (d) Aggregate tax payments (including tax
         sharing payments) by the Borrower during
         the Measurement Period                          ($_______________)

     (e) Sources of Funds:  Add Lines 1(a), 1(b)
         and 1(c) and subtract Line 1(d)                  $
                                                           ================

(2)   Fixed Charges:

      (a) Projected principal and interest payments on
          all Indebtedness for the four-quarter period
          following the Measurement Period                $_________________

      (b) Projected lease payments for the four-quarter
          period following the Measurement Period         $_________________

      (c) Fixed charges:  Add Lines 2(a) and 2(b)         $
                                                           =================

(3)   Fixed Charge Coverage Ratio:
      Divide Line 1(e) by Line 2(c)                        =================

Risk - Based Capital Ratio
(Section 6.4 of the Credit Agreement):              Not less than 150% of
                                                    Company Action Level RBC
(1)   GNIC

      (a)   Total adjusted capital as of
            the measurement date                         $
                                                          ==================

      (b)   Company Action Level RBC as of the
            measurement date                             $
                                                          ==================

      (c)   Required total adjusted capital as of the
            measurement date:
            Multiply Line 1(b) by 150%                   $
                                                          ==================

(2)   VICW

       (a)   Total adjusted capital as of
             the measurement date                        $
                                                          ==================

       (b)   Company Action Level RBC as of the
             measurement date                            $
                                                          =================

       (c)   Required total adjusted capital as of the
             measurement date:
             Multiply Line 1(b) by 150%                  $
                                                          =================